Freeport-McMoRan
Reports Fourth-Quarter and Year Ended 2018 Results

▪
Net income attributable to common stock totaled $140 million, $0.09 per share, in fourth-quarter 2018. After adjusting for net charges of $21 million, $0.02 per share, fourth-quarter 2018 adjusted net income attributable to common stock totaled $161 million, $0.11 per share.

▪
Consolidated sales totaled 785 million pounds of copper, 266 thousand ounces of gold and 24 million pounds of molybdenum in fourth-quarter 2018, and 3.8 billion pounds of copper, 2.4 million ounces of gold and 94 million pounds of molybdenum for the year 2018. Fourth-quarter 2018 consolidated copper and gold sales were lower than consolidated production of 841 million pounds of copper and 334 thousand ounces of gold because of timing of shipments.

▪
Consolidated sales for the year 2019, which reflects a transition year, are expected to approximate 3.3 billion pounds of copper, 0.8 million ounces of gold and 94 million pounds of molybdenum, including 0.8 billion pounds of copper, 255 thousand ounces of gold and 24 million pounds of molybdenum in first-quarter 2019.

▪	Average realized prices in fourth-quarter 2018 were $2.75 per pound for copper, $1,255 per ounce for gold and $12.75 per pound for molybdenum.

▪
Average unit net cash costs in fourth-quarter 2018 were $1.54 per pound of copper and $1.07 per pound of copper for the year 2018. Unit net cash costs are expected to average $1.73 per pound of copper for the year 2019.

▪
Operating cash flows totaled $(62) million (net of $400 million in working capital uses and timing of other tax payments) in fourth-quarter 2018 and $3.9 billion (net of $0.6 billion in working capital uses and timing of other tax payments) for the year 2018. Based on current sales volume and cost estimates, and assuming average prices of $2.75 per pound for copper, $1,300 per ounce for gold and $12.00 per pound for molybdenum, operating cash flows are expected to approximate $1.8 billion (net of $0.2 billion in working capital uses and timing of other tax payments) for the year 2019.

▪
Capital expenditures totaled $0.6 billion in fourth-quarter 2018 (including approximately $0.3 billion for major mining projects) and $2.0 billion for the year 2018 (including approximately $1.2 billion for major mining projects). Capital expenditures for the year 2019 are expected to approximate $2.4 billion, including $1.5 billion for major mining projects primarily associated with underground development activities in the Grasberg minerals district in Indonesia and development of the Lone Star oxide project in Arizona.

▪
On December 21, 2018, FCX successfully completed the transaction with the Indonesian government regarding PT Freeport Indonesia's (PT-FI) long-term mining rights and share ownership. FCX expects its share of future cash flows of the expanded PT-FI asset base, combined with the cash proceeds received in the transaction, to be comparable to its share of anticipated future cash flows under PT-FI’s previous Contract of Work (COW) and joint venture arrangements with Rio Tinto (Joint Venture).

▪
At December 31, 2018, consolidated debt totaled $11.1 billion and consolidated cash totaled $4.2 billion. FCX had no borrowings and $3.5 billion available under its revolving credit facility at December 31, 2018.

▪	On December 19, 2018, FCX declared a quarterly cash dividend of $0.05 per share on its common stock, which will be paid on February 1, 2019.

▪
Preliminary estimated consolidated recoverable proven and probable reserves at December 31, 2018, totaled 119.6 billion pounds of copper, 30.8 million ounces of gold and 3.78 billion pounds of molybdenum, which includes net additions of 23.7 billion pounds of copper primarily in North America and South America, and 13.0 billion pounds of copper and 10.1 million ounces of gold related to PT-FI’s acquisition of the Joint Venture interest.

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PHOENIX, AZ, January 24, 2019 - Freeport-McMoRan Inc. (NYSE: FCX) reported net income attributable to common stock of $140 million ($0.09 per share) in fourth-quarter 2018 and $2.3 billion ($1.55 per share) for the year 2018. After adjusting for net charges of $21 million ($0.02 per share), primarily reflecting accruals for disputed royalty matters in Peru and net charges at PT-FI, partly offset by gains on sales of assets and tax credits, adjusted net income attributable to common stock totaled $161 million ($0.11 per share) in fourth-quarter 2018. Refer to the supplemental schedule, "Adjusted Net Income," on page VII, which is available on FCX's website, "fcx.com," for additional information.

Richard C. Adkerson, President and Chief Executive Officer, said, "During 2018, our global team achieved strong operating results with an ongoing focus on safety, productivity, cost management and capital discipline. We were successful in establishing a new partnership with the Indonesian government, which protects our long-term value at Grasberg. We continued to strengthen our balance sheet, commenced development of an exciting new copper project at Lone Star in Eastern Arizona, completed important construction projects to support long-term underground mining at Grasberg and added new reserves to our portfolio to extend mine lives and enhance future growth options. As we enter 2019, our priorities are focused on achieving important milestones to ramp-up production from our large-scale underground assets in the Grasberg minerals district, continuing our focus on productivity and cost management, advancing the Lone Star project and defining future growth options from our large portfolio of reserves and resources. Despite recent market uncertainty, we remain confident in the fundamentals and long-term outlook for copper and the opportunities to deliver substantial value to shareholders from our premier portfolio of geographically diverse long-lived copper assets."

SUMMARY FINANCIAL DATA

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
	(in millions, except per share amounts)
Revenues[a,b]	$3,684	$5,041	$18,628	$16,403
Operating income[a]	$316	$1,479	$4,754	$3,690
Net (loss) income from continuing operations	$(9)	$1,193	$2,526	$2,029
Net income attributable to common stock[c,d]	$140	$1,041	$2,257	$1,817
Diluted net income (loss) per share of common stock:
Continuing operations	$0.09	$0.70	$1.56	$1.21
Discontinued operations	—	0.01	(0.01)	0.04
	$0.09	$0.71	$1.55	$1.25
Diluted weighted-average common shares outstanding	1,457	1,455	1,458	1,454
Operating cash flows[e]	$(62)	$1,654	$3,863	$4,666
Capital expenditures	$580	$390	$1,971	$1,410
At December 31:
Cash and cash equivalents	$4,217	$4,526	$4,217	$4,526
Total debt, including current portion	$11,141	$13,229	$11,141	$13,229

a.	For segment financial results, refer to the supplemental schedules, "Business Segments," beginning on page X, which are available on FCX's website, "fcx.com."

b.
Includes adjustments to prior period provisionally priced concentrate and cathode copper sales totaling $(32) million ($(15) million to net income attributable to common stock or $(0.01) per share) in fourth-quarter 2018, $104 million ($42 million to net income attributable to common stock or $0.03 per share) in fourth-quarter 2017, $(70) million ($(31) million to net income attributable to common stock or $(0.02) per share) for the year 2018 and $81 million ($34 million to net income attributable to common stock or $0.02 per share) for the year 2017. For further discussion, refer to the supplemental schedule, "Derivative Instruments," on page IX, which is available on FCX's website, "fcx.com."

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c.
Includes net (charges) gains of $(21) million ($(0.02) per share) in fourth-quarter 2018, $291 million ($0.20 per share) in fourth-quarter 2017, $48 million ($0.03 per share) for the year 2018 and $113 million ($0.08 per share) for the year 2017 that are described in the supplemental schedule, "Adjusted Net Income," on page VII, which is available on FCX's website, "fcx.com."

d.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. For a summary of net impacts from changes in these deferrals, refer to the supplemental schedule, "Deferred Profits," on page IX, which is available on FCX's website, "fcx.com."

e.
Includes net working capital (uses) sources and timing of other tax payments of $(400) million in fourth-quarter 2018, $184 million in fourth-quarter 2017, $(554) million for the year 2018 and $573 million for the year 2017.

SUMMARY OPERATING DATA

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
Copper (millions of recoverable pounds)
Production	841	1,007	3,813	3,737
Sales, excluding purchases	785	1,017	3,811	3,700
Average realized price per pound	$2.75	$3.21	$2.91	$2.93
Site production and delivery costs per pound[a]	$1.98	$1.61	$1.76	$1.60
Unit net cash costs per pound[a]	$1.54	$1.03	$1.07	$1.19
Gold (thousands of recoverable ounces)
Production	334	567	2,439	1,577
Sales, excluding purchases	266	593	2,389	1,562
Average realized price per ounce	$1,255	$1,285	$1,254	$1,268
Molybdenum (millions of recoverable pounds)
Production	26	22	95	92
Sales, excluding purchases	24	24	94	95
Average realized price per pound	$12.75	$9.79	$12.50	$9.33

a.
Reflects per pound weighted-average production and delivery costs and unit net cash costs (net of by-product credits) for all copper mines, before net noncash and other costs. For reconciliations of per pound unit costs by operating division to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XIII, which are available on FCX's website, "fcx.com."

Consolidated Sales Volumes
Fourth-quarter 2018 copper and gold production of 841 million pounds and 334 thousand ounces exceeded October 2018 sales estimates. Fourth-quarter 2018 copper and gold sales were lower than production, primarily reflecting adjustments to shipping schedules in Indonesia as a result of unscheduled maintenance at PT Smelting (PT-FI's 25-percent owned smelter and refinery in Gresik, Indonesia). Fourth-quarter 2018 copper and gold sales of 785 million pounds and 266 thousand ounces were lower than fourth-quarter 2017 sales of 1.0 billion pounds and 593 thousand ounces, primarily reflecting anticipated lower ore grades and mill rates in Indonesia.
Fourth-quarter 2018 molybdenum sales of 24 million pounds approximated both the October 2018 estimate and fourth-quarter 2017 sales.
Sales volumes for the year 2019 are expected to approximate 3.3 billion pounds of copper, 0.8 million ounces of gold and 94 million pounds of molybdenum, including 0.8 billion pounds of copper, 255 thousand ounces of gold and 24 million pounds of molybdenum in first-quarter 2019. As PT-FI transitions mining from the open pit to underground, its production is expected to be significantly lower in 2019 and 2020, compared to 2018. Metal production is expected to improve significantly by 2021 following a ramp-up period.

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Consolidated Unit Costs
Consolidated average unit net cash costs (net of by-product credits) for FCX's copper mines of $1.54 per pound of copper in fourth-quarter 2018 were higher than unit net cash costs of $1.03 per pound in fourth-quarter 2017, primarily reflecting lower sales volumes in Indonesia and lower by-product credits.
Assuming average prices of $1,300 per ounce of gold and $12.00 per pound of molybdenum for 2019 and achievement of current sales volume and cost estimates, consolidated unit net cash costs (net of by-product credits) for copper mines are expected to average $1.73 per pound of copper for the year 2019. FCX expects unit net cash costs to decline in 2020 and 2021 following a ramp-up period. The impact of price changes on 2019 consolidated unit net cash costs would approximate $0.01 per pound for each $50 per ounce change in the average price of gold and $0.03 per pound for each $2 per pound change in the average price of molybdenum. Quarterly unit net cash costs vary with fluctuations in sales volumes and realized prices, primarily for gold and molybdenum.

MINING OPERATIONS
North America Copper Mines. FCX operates seven open-pit copper mines in North America - Morenci, Bagdad, Safford, Sierrita and Miami in Arizona, and Chino and Tyrone in New Mexico. In addition to copper, certain of FCX's North America copper mines produce molybdenum concentrate, gold and silver. All of the North America mining operations are wholly owned, except for Morenci. FCX records its 72 percent undivided joint venture interest in Morenci using the proportionate consolidation method.
Operating and Development Activities. FCX has significant undeveloped reserves and resources in North America and a portfolio of potential long-term development projects. Future investments will be undertaken based on the results of economic and technical feasibility studies, and are dependent on market conditions. FCX continues to study opportunities to reduce the capital intensity of its potential long-term development projects.
Through exploration drilling, FCX has identified a significant resource at its wholly owned Lone Star project located near the Safford operation in eastern Arizona. An initial project to develop the Lone Star oxide ores commenced in first-quarter 2018, with first production expected by the end of 2020. Total capital costs, including mine equipment and pre-production stripping, are expected to approximate $850 million and will benefit from the utilization of existing infrastructure at the adjacent Safford operation. As of December 31, 2018, approximately $290 million has been incurred for this project. Initial production from the Lone Star oxide ores is expected to average approximately 200 million pounds of copper per year. The project also advances exposure to a significant sulfide resource. FCX expects to incorporate recent positive drilling and ongoing results in its future development plans.

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Operating Data. Following is summary consolidated operating data for the North America copper mines for the fourth quarters and years 2018 and 2017:

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
Copper (millions of recoverable pounds)
Production	353	367	1,404	1,518
Sales, excluding purchases	333	354	1,428	1,484
Average realized price per pound	$2.77	$3.15	$2.96	$2.85

Molybdenum (millions of recoverable pounds)
Production[a]	9	8	32	33

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$2.01	$1.77	$1.94	$1.63
By-product credits	(0.34)	(0.21)	(0.26)	(0.17)
Treatment charges	0.12	0.10	0.11	0.10
Unit net cash costs	$1.79	$1.66	$1.79	$1.56

a.	Refer to summary operating data on page 3 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at the North America copper mines.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XIII, which are available on FCX's website, "fcx.com."

North America's consolidated copper sales volumes of 333 million pounds in fourth-quarter 2018 were lower than fourth-quarter 2017 sales of 354 million pounds, primarily reflecting timing of shipments. North America copper sales are estimated to approximate 1.4 billion pounds for the year 2019, similar to the year 2018.
Average unit net cash costs (net of by-product credits) for the North America copper mines of $1.79 per pound of copper in fourth-quarter 2018 were higher than unit net cash costs of $1.66 per pound in fourth-quarter 2017, primarily reflecting higher mining and milling rates and lower sales volumes, partly offset by higher molybdenum credits.
Average unit net cash costs (net of by-product credits) for the North America copper mines are expected to approximate $1.86 per pound of copper for the year 2019, based on achievement of current sales volume and cost estimates and assuming an average molybdenum price of $12.00 per pound. North America's average unit net cash costs for the year 2019 would change by approximately $0.04 per pound for each $2 per pound change in the average price of molybdenum.

South America Mining. FCX operates two copper mines in South America - Cerro Verde in Peru (in which FCX owns a 53.56 percent interest) and El Abra in Chile (in which FCX owns a 51 percent interest). These operations are consolidated in FCX's financial statements. In addition to copper, the Cerro Verde mine produces molybdenum concentrate and silver.
Operating and Development Activities. Cerro Verde's expanded operations benefit from its large-scale, long-lived reserves and cost efficiencies. Cerro Verde's concentrator facilities have continued to perform well, with average mill throughput rates of 395,800 metric tons of ore per day in fourth-quarter 2018 and 387,600 metric tons of ore per day for the year 2018. During 2018, Cerro Verde received a modified environmental permit allowing it to operate its existing concentrator facilities at rates up to 409,500 metric tons of ore per day.
FCX continues to evaluate a large-scale expansion at El Abra to process additional sulfide material and to achieve higher recoveries. El Abra's large sulfide resource could potentially support a major mill project similar to

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facilities constructed at Cerro Verde. Technical and economic studies are being advanced to determine the optimal scope and timing for the project.
Cerro Verde Royalty Dispute. In December 2018, Cerro Verde elected not to appeal the Peruvian Tax Tribunal's decision that denied Cerro Verde's request to waive penalties and interest related to disputed mining royalty assessments for the period January 2009 through September 2011. Cerro Verde is continuing to evaluate alternative strategies to defend its rights. As a result of the decision to not appeal the Tax Tribunal's decision, Cerro Verde recorded pre-tax charges in fourth-quarter 2018 totaling $399 million ($195 million net of income taxes and noncontrolling interests), primarily for penalties and interest for the years 2009 through 2013.
Operating Data. Following is summary consolidated operating data for the South America mining operations for the fourth quarters and years 2018 and 2017:

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018		2017
Copper (millions of recoverable pounds)
Production	318	303	1,249		1,235
Sales	325	312	1,253		1,235
Average realized price per pound	$2.74	$3.22	$2.87		$2.97

Molybdenum (millions of recoverable pounds)
Production[a]	8	6	28		27

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$1.77	$1.71	$1.79	[c]	$1.59
By-product credits	(0.26)	(0.20)	(0.24)		(0.18)
Treatment charges	0.19	0.21	0.19		0.22
Royalty on metals	0.01	0.01	0.01		0.01
Unit net cash costs	$1.71	$1.73	$1.75		$1.64

a.	Refer to summary operating data on page 3 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at Cerro Verde.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XIII, which are available on FCX's website, "fcx.com."

c.
Includes $0.06 per pound of copper for the year 2018 associated with nonrecurring charges for Cerro Verde's new three-year collective labor agreement. Refer to the supplemental schedule, “Adjusted Net Income,” on page VII, which is available on FCX’s website, “fcx.com,” for a summary of these charges.

South America's consolidated copper sales volumes of 325 million pounds in fourth-quarter 2018 were higher than fourth-quarter 2017 sales of 312 million pounds, primarily reflecting timing of shipments. Sales from South America mining are expected to approximate 1.3 billion pounds of copper for the year 2019, compared with 1.25 billion pounds of copper in 2018.
Average unit net cash costs (net of by-product credits) for South America mining of $1.71 per pound of copper in fourth-quarter 2018 were lower than unit net cash costs of $1.73 per pound in fourth-quarter 2017, primarily reflecting higher copper sales volumes and molybdenum credits, partly offset by higher mining and milling costs.
Average unit net cash costs (net of by-product credits) for South America mining are expected to approximate $1.66 per pound of copper for the year 2019, based on current sales volume and cost estimates and assuming an average price of $12.00 per pound of molybdenum.

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Indonesia Mining. FCX operates PT-FI's mining operations, in which FCX owns a 48.76 percent interest. PT-FI's assets include one of the world's largest copper and gold deposits at the Grasberg minerals district in Papua, Indonesia. PT-FI produces copper concentrate that contains significant quantities of gold and silver.
Regulatory Matters. On December 21, 2018, FCX completed the transaction with the Indonesian government regarding PT-FI’s long-term mining rights and share ownership. FCX expects its share of future cash flows of the expanded PT-FI asset base, combined with the cash proceeds received in the transaction, to be comparable to its share of anticipated future cash flows under PT-FI’s previous COW and Joint Venture.
Pursuant to the previously announced divestment agreement and related documents, PT Indonesia Asahan Aluminium (Persero) (PT Inalum), a state-owned enterprise that is wholly owned by the Indonesian government, acquired for cash consideration of $3.85 billion all of Rio Tinto's interests associated with the Joint Venture and 100 percent of FCX's interests in PT Indonesia Papua Metal Dan Mineral (PT Indonesia - formerly known as PT Indocopper Investama). Of the $3.85 billion in cash consideration, Rio Tinto received $3.5 billion and FCX received $350 million. In addition, Rio Tinto paid FCX $107 million for its share of the 2018 Joint Venture cash flows.
In connection with the transaction, a 40 percent share ownership in PT-FI was issued to PT Inalum and PT Indonesia (which is owned 60 percent by PT Inalum and 40 percent by the provincial/regional government in Papua) and the Joint Venture interests will be merged into PT-FI. As a result, PT Inalum's and PT Indonesia's collective share ownership of PT-FI totals 51.24 percent and FCX's share ownership is 48.76 percent. The arrangements provide for FCX and the other pre-transaction PT-FI shareholders to retain the economics of the revenue and cost sharing arrangements under the Joint Venture. As a result, FCX’s economic interest in PT-FI, including its share of PT-FI's net income, is expected to approximate 81.28 percent through 2022.
FCX, PT-FI, PT Indonesia and PT Inalum also entered into a shareholders agreement at closing, which includes provisions related to the governance and management of PT-FI, and establishes FCX's control over the management of PT-FI's operations. As a result, FCX continues to consolidate PT-FI in its financial statements.
Concurrent with closing the transaction, the Indonesian government granted PT-FI a new special mining license (IUPK) to replace its COW, enabling PT-FI to conduct operations in the Grasberg minerals district through 2041. The IUPK and related documentation provide assured legal and fiscal terms and legal enforceability through 2041. Under the terms of the IUPK, PT-FI has been granted an extension of mining rights through 2031, with rights to extend mining rights through 2041, subject to PT-FI completing the construction of a new smelter in Indonesia within five years of closing the transaction and fulfilling its defined fiscal obligations to the Indonesian government.
The key fiscal terms set forth in the IUPK include a 25 percent corporate income tax rate, a 10 percent profits tax on net income and royalties of 4 percent for copper, 3.75 percent for gold and 3.25 percent for silver. The IUPK also requires PT-FI to pay duties on concentrate exports of 5 percent, declining to 2.5 percent when smelter development progress exceeds 30 percent, and eliminated when smelter development progress exceeds 50 percent.
PT-FI and Indonesia’s Ministry of Environment and Forestry (the MOEF) have established a new framework for continuous improvement in environmental practices in its operations, including initiatives that PT-FI will pursue to increase tailings retention and to evaluate large-scale beneficial uses of tailings within Indonesia. The MOEF has issued a new decree that incorporates various initiatives and studies to be completed by PT-FI that would target continuous improvement in a manner that would not impose new technical risks or significant long-term costs to PT-FI's operations. The new framework enables PT-FI to maintain compliance with site-specific standards and provides for ongoing monitoring by the MOEF.
PT-FI has committed to construct a new smelter in Indonesia within five years of the closing of the above discussed transaction. PT-FI is initiating front-end engineering and design and intends to pursue financing, commercial and potential partner arrangements for this project, which has a preliminary estimated capital cost in the $3 billion range. The economics of PT-FI’s share of the new smelter will be borne by PT-FI’s shareholders according to their respective long-term share ownership percentages.

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Operating and Development Activities. PT-FI is currently mining the final phase of the Grasberg open pit and expects to transition to the Grasberg Block Cave (GBC) underground mine in the first half of 2019.
PT-FI continues to advance several projects in the Grasberg minerals district related to the development of its large-scale, long-lived, high-grade underground ore bodies. In aggregate, these underground ore bodies are expected to produce large-scale quantities of copper and gold following the transition from the Grasberg open pit. PT-FI's estimated annual capital spending on underground mine development projects is expected to average $0.7 billion per year over the next four years, net of scheduled contributions from PT Inalum. In accordance with applicable accounting guidance, aggregate costs (before scheduled contributions from PT Inalum), which are expected to average $0.9 billion per year through 2022, will be reflected as an investing activity in FCX's cash flow statement, and contributions from PT Inalum, which are expected to average approximately $0.17 billion per year through 2022, will be reflected as a financing activity. Considering the long-term nature and size of these projects, actual costs could vary from these estimates.
Substantial progress has been made to prepare for the transition to mining of the GBC underground mine. First undercut blasting occurred in September 2018, first drawbell blasting occurred in December 2018 and cave production is scheduled for the first half of 2019. All underground mining levels and the ore flow system are being commissioned. Production rates over the next five years are expected to ramp up to 130,000 metric tons of ore per day.
During third-quarter 2018, PT-FI commenced hydraulic fracturing activities to manage rock stresses and pre-condition the Deep Mill Level Zone (DMLZ) underground mine for large-scale production following mining induced seismic activity experienced in 2017 and 2018. Results to date have been effective in managing rock stresses and pre-conditioning the cave. PT-FI expects to commence the ramp-up of production in the DMLZ underground mine by mid-2019 and to reach full production rates of 80,000 metric tons per day in 2022. Estimates of timing of future production continue to be reviewed and may be modified as additional information becomes available.
Operating Data. Following is summary consolidated operating data for the Indonesia mining operations for the fourth quarters and years 2018 and 2017:

	Three Months Ended December 31,			Years Ended December 31,
	2018	2017		2018	2017
Copper (millions of recoverable pounds)
Production	170	337		1,160	984
Sales	127	351		1,130	981
Average realized price per pound	$2.72	$3.25		$2.89	$3.00

Gold (thousands of recoverable ounces)
Production	327	562		2,416	1,554
Sales	261	584		2,366	1,540
Average realized price per ounce	$1,254	$1,285		$1,254	$1,268

Unit net cash costs (credits) per pound of copper[a]
Site production and delivery, excluding adjustments	$2.44	$1.36	[b]	$1.48	$1.57	[b]
Gold and silver credits	(2.70)	(2.18)		(2.69)	(2.05)
Treatment charges	0.29	0.26		0.26	0.27
Export duties	0.21	0.15		0.16	0.12
Royalty on metals	0.21	0.19		0.21	0.17
Unit net cash costs (credits)	$0.45	$(0.22)		$(0.58)	$0.08

a.
For a reconciliation of unit net cash costs (credits) per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XIII, which are available on FCX's website, "fcx.com."

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b.
Excludes fixed costs charged directly to production and delivery costs totaling $0.02 per pound of copper for fourth-quarter 2017 and $0.12 per pound of copper for the year 2017 associated with workforce reductions. Refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XIII, which are available on FCX's website, "fcx.com."

Indonesia's consolidated sales of 127 million pounds of copper and 261 thousand ounces of gold in fourth-quarter 2018 were lower than fourth-quarter 2017 sales of 351 million pounds of copper and 584 thousand ounces of gold, primarily reflecting anticipated lower ore grades and mill rates, and a deferral of shipments in late 2018 resulting from unscheduled maintenance at PT Smelting.
As PT-FI transitions mining from the open pit to underground, production is expected to be significantly lower in 2019 and 2020, compared to 2018. Metal production is expected to improve significantly by 2021 following a ramp-up period. Consolidated sales volumes from Indonesia mining are expected to approximate 0.6 billion pounds of copper and 0.8 million ounces of gold for the year 2019, compared with 1.1 billion pounds of copper and 2.4 million ounces of gold for the year 2018.
A significant portion of PT-FI's costs are fixed and unit costs vary depending on production volumes and other factors. Indonesia's unit net cash costs (including gold and silver credits) of $0.45 per pound of copper in fourth-quarter 2018, were higher than unit net cash credits of $0.22 per pound in fourth-quarter 2017, primarily reflecting lower copper sales volumes.
Assuming an average gold price of $1,300 per ounce for 2019 and achievement of current sales volume and cost estimates, unit net cash costs (including gold and silver credits) for Indonesia mining are expected to approximate $1.55 per pound of copper for the year 2019. Unit net cash costs are expected to decline significantly following the ramp-up of production. Indonesia mining's unit net cash costs for the year 2019 would change by approximately $0.06 per pound for each $50 per ounce change in the average price of gold. Because of the fixed nature of a large portion of Indonesia's costs, unit net cash costs vary from quarter to quarter depending on copper and gold volumes.
Indonesia mining's projected sales volumes and unit net cash costs for the year 2019 are dependent on a number of factors, including operational performance, timing of shipments, workforce productivity and the Indonesian government's extension of PT-FI's export license. PT-FI has applied for a one-year extension of its export license, which currently expires February 16, 2019.
Molybdenum Mines. FCX has two wholly owned molybdenum mines - the Henderson underground mine and the Climax open-pit mine - both in Colorado. The Henderson and Climax mines produce high-purity, chemical-grade molybdenum concentrate, which is typically further processed into value-added molybdenum chemical products. The majority of molybdenum concentrate produced at the Henderson and Climax mines, as well as from FCX's North America and South America copper mines, is processed at FCX's conversion facilities.
Operating and Development Activities. Production from the Molybdenum mines totaled 9 million pounds of molybdenum in fourth-quarter 2018 and 8 million pounds in fourth-quarter 2017. Refer to summary operating data on page 3 for FCX's consolidated molybdenum sales and average realized prices, which includes sales of molybdenum produced at the Molybdenum mines, and from FCX's North America and South America copper mines.
Unit net cash costs for the Molybdenum mines averaged $9.16 per pound of molybdenum in fourth-quarter 2018 and $8.31 per pound in fourth-quarter 2017. Based on current sales volume and cost estimates, average unit net cash costs for the Molybdenum mines are expected to approximate $8.90 per pound of molybdenum for the year 2019.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XIII, which are available on FCX's website, "fcx.com."
Mining Exploration Activities.     FCX's mining exploration activities are generally associated with its existing mines, focusing on opportunities to expand reserves and resources to support development of additional future production capacity. A drilling program to further delineate the Lone Star resource continues to indicate significant additional mineralization in this district, with higher ore grades than FCX's other North America copper mines. Exploration results continue to indicate opportunities for significant future potential reserve additions in North America and

Freeport-McMoRan	9

South America. Exploration spending is expected to approximate $65 million for the year 2019, compared with $78 million in 2018.
Preliminary Estimated Recoverable Proven and Probable Mineral Reserves. FCX has significant reserves, resources and future development opportunities within its portfolio of mining assets. FCX's preliminary estimated consolidated recoverable proven and probable reserves from its mines at December 31, 2018, include 119.6 billion pounds of copper, 30.8 million ounces of gold and 3.78 billion pounds of molybdenum, which were determined using $2.50 per pound for copper in North America and South America and $2.00 per pound for copper in Indonesia, $1,000 per ounce for gold and $10 per pound for molybdenum. The preliminary estimated recoverable proven and probable mining reserves presented in the table below represent the estimated metal quantities from which FCX expects to be paid after application of estimated metallurgical recovery rates and smelter recovery rates, where applicable. Recoverable reserve volumes are those which FCX estimates can be economically and legally extracted or produced at the time of the reserve determination.

	Preliminary Estimated Recoverable Proven and Probable Mineral Reserves
	at December 31, 2018
	Copper		Gold		Molybdenum
	(billion pounds)		(million ounces)		(billion pounds)
North America	49.9		0.6		3.06
South America	33.5		—		0.72
Indonesia	36.2	[a]	30.2	[a]	—
Consolidated basis[b]	119.6		30.8		3.78

Net equity interest[c]	86.8		17.0		3.44

a.
Includes 13.0 billion pounds of copper and 10.1 million ounces of gold associated with PT-FI's acquisition of the Joint Venture interest. Preliminary estimated recoverable proven and probable reserves from Indonesia reflect estimates of minerals that can be recovered through 2041.

b.
Consolidated reserves represent estimated metal quantities after reduction for FCX's joint venture partner interest at the Morenci mine in North America. Excluded from the table above are FCX’s estimated recoverable proven and probable reserves of 393.1 million ounces of silver, which were determined using $15 per ounce and include 55.7 million ounces associated with PT-FI's acquisition of the Joint Venture interest.

c.
Net equity interest reserves represent estimated consolidated metal quantities further reduced for noncontrolling interest ownership. FCX's net equity interest for estimated metal quantities in Indonesia reflects 81.28 percent through 2022 and 48.76 percent from 2023 through 2041. Excluded from the table above are FCX’s estimated net recoverable proven and probable reserves of 269.3 million ounces of silver.

The following table summarizes changes in FCX's preliminary estimated consolidated recoverable proven and probable copper, gold and molybdenum reserves during 2018:

	Copper		Gold	Molybdenum
	(billion pounds)		(million ounces)	(billion pounds)
Reserves at December 31, 2017	86.7		23.5	2.84
PT-FI acquisition of Joint Venture interest	13.0		10.1	—
Other net additions/revisions	23.7	[a]	(0.4)	1.04	[b]
Production	(3.8)		(2.4)	(0.10)
Reserves at December 31, 2018	119.6		30.8	3.78

a.	Primarily reflects an increase in the copper price assumption from $2.00 per pound to $2.50 per pound for determining reserves in North America and South America.

b.	Primarily reflects an increase in molybdenum reserves at North America copper mines and the Cerro Verde mine in Peru.
In addition to the preliminary estimated consolidated recoverable proven and probable reserves, FCX's preliminary estimated mineralized material at December 31, 2018, which was assessed using $3.00 per pound for

Freeport-McMoRan	10

copper, totaled 134 billion pounds of incremental contained copper. FCX continues to pursue opportunities to convert this material into reserves, future production volumes and cash flow.
CASH FLOWS, CASH and DEBT
Operating Cash Flows. FCX generated operating cash flows of $(62) million (net of $400 million in working capital uses and timing of other tax payments) in fourth-quarter 2018 and $3.9 billion (net of $0.6 billion in working capital uses and timing of other tax payments) for the year 2018.
Based on current sales volume and cost estimates, and assuming average prices of $2.75 per pound of copper, $1,300 per ounce of gold and $12.00 per pound of molybdenum, FCX's consolidated operating cash flows are estimated to approximate $1.8 billion (net of $0.2 billion in working capital uses and timing of other tax payments) for the year 2019. The impact of price changes during 2019 on operating cash flows would approximate $315 million for each $0.10 per pound change in the average price of copper, $40 million for each $50 per ounce change in the average price of gold and $130 million for each $2 per pound change in the average price of molybdenum.
Capital Expenditures. Capital expenditures totaled $0.6 billion in fourth-quarter 2018 (including approximately $0.3 billion for major mining projects) and $2.0 billion for the year 2018 (including approximately $1.2 billion for major mining projects).
Capital expenditures are expected to approximate $2.4 billion for the year 2019, including $1.5 billion for major mining projects primarily associated with underground development activities in the Grasberg minerals district and development of the Lone Star oxide project. FCX’s projected capital expenditures for 2019 are approximately $0.6 billion higher than projected operating cash flows based on an average copper price of $2.75 per pound and other assumptions included in this news release. A large portion of the capital expenditures relate to projects that are expected to add significant production and cash flow in future periods, enabling FCX to generate operating cash flows exceeding capital expenditures in future years. FCX has cash on hand and the financial flexibility to fund these expenditures and will continue to be disciplined in deploying capital.
Cash. Following is a summary of the U.S. and international components of consolidated cash and cash equivalents available to the parent company, net of noncontrolling interests' share, taxes and other costs at December 31, 2018 (in billions):

Cash at domestic companies	$3.2
Cash at international operations	1.0
Total consolidated cash and cash equivalents	4.2
Noncontrolling interests' share	(0.4)
Cash, net of noncontrolling interests' share	$3.8
Withholding taxes and other	—	[a]
Net cash available	$3.8

a.	Rounds to less than $0.1 billion.
Debt. At December 31, 2018, FCX's consolidated debt totaled $11.1 billion, with a related weighted-average interest rate of 4.55 percent. FCX had no borrowings, $13 million in letters of credit issued and $3.5 billion available under its revolving credit facility at December 31, 2018.
FINANCIAL POLICY
In February 2018, the FCX Board of Directors (Board) reinstated a cash dividend on FCX common stock. On December 19, 2018, FCX declared a quarterly cash dividend of $0.05 per share on its common stock, which will be paid on February 1, 2019, to shareholders of record as of January 15, 2019. The declaration of dividends is at the discretion of the Board and will depend upon FCX’s financial results, cash requirements, future prospects and other factors deemed relevant by the Board.

Freeport-McMoRan	11

WEBCAST INFORMATION
A conference call with securities analysts to discuss FCX's fourth-quarter and year ended 2018 results is scheduled for today at 10:00 a.m. Eastern Time. The conference call will be broadcast on the Internet along with slides. Interested parties may listen to the conference call live and view the slides by accessing “fcx.com.” A replay of the webcast will be available through Friday, February 22, 2019.
-----------------------------------------------------------------------------------------------------------
FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is the world's largest publicly traded copper producer.
FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world's largest copper and gold deposits; and significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde operation in South America. Additional information about FCX is available on FCX's website at "fcx.com."
Cautionary Statement and Regulation G Disclosure: This press release contains forward-looking statements in which FCX discusses its potential future performance. Forward-looking statements are all statements other than statements of historical facts, such as projections or expectations relating to ore grades and milling rates, production and sales volumes, unit net cash costs, operating cash flows, impacts resulting from the Tax Cuts and Jobs Act enacted in December 2017, capital expenditures, FCX's expectations regarding its share of PT-FI's future cash flows through 2022, PT-FI's development, financing, construction and completion of an Indonesian smelter, PT-FI's compliance with environmental standards under the new framework established by the MOEF, exploration efforts and results, development and production activities, rates and costs, liquidity, tax rates, export duties, the impact of copper, gold and molybdenum price changes, the impact of deferred intercompany profits on earnings, reserve estimates, and future dividend payments, share purchases and sales. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” "targets," “intends,” “likely,” “will,” “should,” “to be,” ”potential" and any similar expressions are intended to identify those assertions as forward-looking statements. The declaration of dividends is at the discretion of the Board and will depend on FCX's financial results, cash requirements, future prospects, and other factors deemed relevant by the Board.
FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, supply of and demand for, and prices of, copper, gold and molybdenum; mine sequencing; production rates; timing of shipments; results of feasibility studies; potential inventory adjustments; potential impairment of long-lived mining assets; the potential effects of violence in Indonesia generally and in the province of Papua; the Indonesian government's extension of PT-FI's export license after February 16, 2019; risks associated with underground mining; satisfaction of requirements in accordance with PT-FI's IUPK to extend mining rights from 2031 through 2041; industry risks; regulatory changes; political risks; social risks; labor relations; weather- and climate-related risks; environmental risks; litigation results; cybersecurity incidents; and other factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2017, filed with the U.S. Securities and Exchange Commission (SEC) as updated by FCX's subsequent filings with the SEC.
Investors are cautioned that many of the assumptions upon which FCX's forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.
This press release also includes forward-looking statements regarding mineralized material not included in proven and probable mineral reserves. Mineralized material is a mineralized body that has been delineated by appropriately spaced drilling and/or underground sampling to support the estimated tonnage and average metal grades. Such a deposit cannot qualify as recoverable proven and probable reserves until legal and economic feasibility are confirmed based upon a comprehensive evaluation of development costs, unit costs, grades, recoveries and other material factors. Accordingly, no assurance can be given that the estimated mineralized material not included in reserves will become proven and probable reserves.
This press release also contains certain financial measures such as unit net cash costs (credits) per pound of copper and molybdenum and adjusted net income, which are not recognized under U.S. generally accepted accounting principles. As required by SEC Regulation G, reconciliations of these measures to amounts reported in FCX's consolidated financial statements are in the supplemental schedules of this press release, which are also available on FCX's website, "fcx.com."

Freeport-McMoRan	12

FREEPORT-McMoRan INC.
SELECTED OPERATING DATA

	Three Months Ended December 31,
	2018	2017	2018		2017
MINING OPERATIONS:	Production		Sales
COPPER (millions of recoverable pounds)
(FCX's net interest in %)
North America
Morenci (72%)[a]	163	183	156		176
Bagdad (100%)	57	45	51		42
Safford (100%)	29	34	28		34
Sierrita (100%)	39	39	36		37
Miami (100%)	4	5	4		4
Chino (100%)	47	47	43		47
Tyrone (100%)	14	14	14		14
Other (100%)	—	—	1		—
Total North America	353	367	333		354

South America
Cerro Verde (53.56%)	269	256	271		259
El Abra (51%)	49	47	54		53
Total South America	318	303	325		312

Indonesia
Grasberg (48.76%)[b]	170	337	127		351
Total	841	1,007	785	[c]	1,017	[c]
Less noncontrolling interests	166	173	166		179
Net	675	834	619		838

Average realized price per pound			$2.75		$3.21

GOLD (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	7	5	5		9
Indonesia (48.76%)[b]	327	562	261		584
Consolidated	334	567	266		593
Less noncontrolling interests	33	52	26		55
Net	301	515	240		538

Average realized price per ounce			$1,255		$1,285

MOLYBDENUM (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	4	3	N/A		N/A
Climax (100%)	5	5	N/A		N/A
North America copper mines (100%)[a]	9	8	N/A		N/A
Cerro Verde (53.56%)	8	6	N/A		N/A
Consolidated	26	22	24		24
Less noncontrolling interests	4	3	4		3
Net	22	19	20		21

Average realized price per pound			$12.75		$9.79

a. Amounts are net of Morenci's undivided joint venture partners' interests.

b. Effective December 21, 2018, FCX's share ownership in PT Freeport Indonesia (PT-FI) is 48.76 percent. Through 2022, FCX’s economic interest in PT-FI is expected to approximate 81.28 percent.

c. Consolidated sales volumes exclude purchased copper of 99 million pounds in fourth-quarter 2018 and 78 million pounds in fourth-quarter 2017.

I

FREEPORT-McMoRan INC.
SELECTED OPERATING DATA (continued)

	Years Ended December 31,
	2018	2017	2018		2017
MINING OPERATIONS:	Production		Sales
Copper (millions of recoverable pounds)
(FCX's net interest in %)
North America
Morenci (72%)[a]	684	737	700		713
Bagdad (100%)	199	173	197		164
Safford (100%)	123	150	127		154
Sierrita (100%)	152	160	154		154
Miami (100%)	16	19	16		18
Chino (100%)	173	215	176		217
Tyrone (100%)	55	61	56		61
Other (100%)	2	3	2		3
Total North America	1,404	1,518	1,428		1,484

South America
Cerro Verde (53.56%)	1,049	1,062	1,051		1,062
El Abra (51%)	200	173	202		173
Total South America	1,249	1,235	1,253		1,235

Indonesia
Grasberg (48.76%)[b]	1,160	984	1,130		981
Total	3,813	3,737	3,811	[c]	3,700	[c]
Less noncontrolling interests	695	670	694		670
Net	3,118	3,067	3,117		3,030

Average realized price per pound			$2.91		$2.93

Gold (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	23	23	23		22
Indonesia (48.76%)[b]	2,416	1,554	2,366		1,540
Consolidated	2,439	1,577	2,389		1,562
Less noncontrolling interests	228	145	223		144
Net	2,211	1,432	2,166		1,418

Average realized price per ounce			$1,254		$1,268

Molybdenum (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	14	12	N/A		N/A
Climax (100%)	21	20	N/A		N/A
North America (100%)[a]	32	33	N/A		N/A
Cerro Verde (53.56%)	28	27	N/A		N/A
Consolidated	95	92	94		95
Less noncontrolling interests	13	13	13		12
Net	82	79	81		83

Average realized price per pound			$12.50		$9.33

a. Amounts are net of Morenci's undivided joint venture partners' interests.

b. Effective December 21, 2018, FCX's share ownership in PT-FI is 48.76 percent. Through 2022, FCX’s economic interest in PT-FI is expected to approximate 81.28 percent.

c. Consolidated sales volumes exclude purchased copper of 356 million pounds for the year 2018 and 273 million pounds for the year 2017.

II

FREEPORT-McMoRan INC.
SELECTED OPERATING DATA (continued)

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
100% North America Copper Mines
Leach Operations
Leach ore placed in stockpiles (metric tons per day)	704,000	664,900	681,400	679,000
Average copper ore grade (percent)	0.23	0.27	0.24	0.28
Copper production (millions of recoverable pounds)	228	253	951	1,016

Mill Operations
Ore milled (metric tons per day)	310,500	297,800	301,000	299,500
Average ore grades (percent):
Copper	0.35	0.37	0.35	0.39
Molybdenum	0.03	0.02	0.02	0.03
Copper recovery rate (percent)	87.0	85.9	87.8	86.4
Production (millions of recoverable pounds):
Copper	188	185	719	788
Molybdenum	11	9	35	36

100% South America Mining
Leach Operations
Leach ore placed in stockpiles (metric tons per day)	171,600	160,600	195,200	142,800
Average copper ore grade (percent)	0.34	0.36	0.33	0.37
Copper production (millions of recoverable pounds)	73	65	287	255

Mill Operations
Ore milled (metric tons per day)	395,800	374,200	387,600	360,100
Average ore grades (percent):
Copper	0.36	0.43	0.38	0.44
Molybdenum	0.01	0.01	0.01	0.02
Copper recovery rate (percent)	87.7	76.7	84.3	81.2
Production (millions of recoverable pounds):
Copper	245	238	962	980
Molybdenum	8	6	28	27

100% Indonesia Mining
Ore milled (metric tons per day):[a]
Grasberg open pit	110,800	133,200	133,300	101,800
Deep Ore Zone underground mine	35,600	36,700	33,800	31,200
Deep Mill Level Zone underground mine	4,700	3,700	3,200	3,200
Grasberg Block Cave underground mine	4,300	3,800	4,000	3,600
Big Gossan underground mine	5,100	700	3,800	600
Total	160,500	178,100	178,100	140,400
Average ore grades:
Copper (percent)	0.73	1.03	0.98	1.01
Gold (grams per metric ton)	1.08	1.28	1.58	1.15
Recovery rates (percent):
Copper	88.7	91.8	91.8	91.6
Gold	80.0	85.2	84.7	85.0
Production (recoverable):
Copper (millions of pounds)	197	326	1,227	996
Gold (thousands of ounces)	391	562	2,697	1,554

100% Molybdenum Mines
Ore milled (metric tons per day)	30,300	22,300	27,900	22,500
Average molybdenum ore grade (percent)	0.16	0.19	0.18	0.20
Molybdenum production (millions of recoverable pounds)	9	8	35	32

a. Amounts represent the approximate average daily throughput processed at PT-FI mill facilities from each producing mine and from development activities that result in metal production.

III

FREEPORT-McMoRan INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended				Years Ended
	December 31,				December 31,
	2018		2017[a]		2018		2017[a]
	(In Millions, Except Per Share Amounts)
Revenues[b]	$3,684		$5,041		$18,628		$16,403
Cost of sales:
Production and delivery	2,899	[c,d]	2,804	[c,d]	11,691	[c,d]	10,266	[c,d]
Depreciation, depletion and amortization	403	[d]	457		1,754	[d]	1,714
Total cost of sales	3,302		3,261		13,445		11,980
Selling, general and administrative expenses	102	[d]	115		443	[d]	477	[d]
Mining exploration and research expenses	33		33		105		93
Environmental obligations and shutdown costs	13		168	[e]	89		244	[e]
Net gain on sales of assets	(82)		(15)		(208)		(81)
Total costs and expenses	3,368		3,562		13,874		12,713
Operating income	316		1,479		4,754		3,690
Interest expense, net[f]	(509)	[c,d]	(168)	[c]	(945)	[c,d]	(801)	[c]
Net (loss) gain on early extinguishment of debt	(1)		13		7		21
Other income (expense), net	13	[c,d]	1		76	[c,d,g]	(8)
(Loss) income from continuing operations before income taxes and equity in affiliated companies' net earnings	(181)		1,325		3,892		2,902
Benefit from (provision for) income taxes[h]	169		(136)		(1,374)		(883)
Equity in affiliated companies' net earnings	3		4		8		10
Net (loss) income from continuing operations	(9)		1,193		2,526		2,029
Net income (loss) from discontinued operations[i]	4		16		(15)		66
Net (loss) income	(5)		1,209		2,511		2,095
Net loss (income) attributable to noncontrolling interests:
Continuing operations	145		(168)		(254)		(274)
Discontinued operations	—		—		—		(4)
Net income attributable to FCX common stock[j]	$140		$1,041		$2,257		$1,817

Diluted net income (loss) per share attributable to common stock:
Continuing operations	$0.09		$0.70		$1.56		$1.21
Discontinued operations	—		0.01		(0.01)		0.04
	$0.09		$0.71		$1.55		$1.25

Weighted-average common shares outstanding:
Basic	1,450		1,448		1,449		1,447
Diluted	1,457		1,455		1,458		1,454

Dividends declared per share of common stock	$0.05		$—		$0.20		$—

a.
The adoption of accounting guidance related to the presentation of retirement benefits resulted in the reclassification of the non-service components of net periodic benefit cost to other income (expense), net.

b.
Includes adjustments to provisionally priced concentrate and cathode sales. For a summary of adjustments to provisionally priced copper sales, refer to the supplemental schedule, "Derivative Instruments," on page IX.

c.	Includes net charges associated with disputed Cerro Verde royalties for prior years, which are summarized in the supplemental schedule, "Adjusted Net Income," on page VII.

d.	Includes PT-FI and other net charges, which are summarized in the supplemental schedules, "Adjusted Net Income," on page VII.

e.	Primarily reflects adjustments to environmental obligations resulting from revised cost estimates.

f.
Consolidated interest costs (before capitalization and excluding interest expense associated with disputed Cerro Verde royalties) totaled $170 million in fourth-quarter 2018, $194 million in fourth-quarter 2017, $671 million for the year 2018 and $777 million for the year 2017. Interest expense associated with disputed Cerro Verde royalties totaled $363 million in fourth-quarter 2018, $4 million in fourth-quarter 2017, $370 million or the year 2018 and $145 million for the year 2017.

g.
Includes $30 million of interest received on tax refunds, mostly associated with the refund of PT-FI's prior years' tax receivables. Refer to the supplemental schedule, "Adjusted Net Income," on page VII.

h.	For a summary of FCX's provision for income taxes, refer to the supplemental schedule, "Income Taxes," on page VIII.

i.
Primarily reflects adjustments to the estimated fair value of contingent consideration related to the 2016 sale of FCX’s interest in TF Holdings Limited, which will continue to be adjusted through December 31, 2019.

j.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. Refer to the supplemental schedule, "Deferred Profits," on page IX for a summary of net impacts from changes in these deferrals.

IV

FREEPORT-McMoRan INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

	December 31,
	2018		2017
	(In Millions)
ASSETS
Current assets:
Cash and cash equivalents	$4,217		$4,526
Trade accounts receivable	829		1,322
Income and other tax receivables	493		343
Inventories:
Materials and supplies, net	1,528		1,323
Mill and leach stockpiles	1,453		1,422
Product	1,778		1,404
Other current assets	422		286
Total current assets	10,720		10,626
Property, plant, equipment and mine development costs, net	28,482	[a]	22,994
Long-term mill and leach stockpiles	1,314		1,409
Other assets	2,172		2,273
Total assets	$42,688		$37,302

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,625		$2,497
Accrued income taxes	199		583
Current portion of environmental and asset retirement obligations	405		388
Dividends payable	73		—
Current portion of debt	17		1,414
Total current liabilities	3,319		4,882
Long-term debt, less current portion	11,124		11,815
Deferred income taxes	4,869	[a]	3,663
Environmental and asset retirement obligations, less current portion	3,653		3,634
Other liabilities	2,230		2,012
Total liabilities	25,195		26,006

Equity:
Stockholders' equity:
Common stock	158		158
Capital in excess of par value	26,163		26,751
Accumulated deficit	(12,386)		(14,722)
Accumulated other comprehensive loss	(605)		(487)
Common stock held in treasury	(3,727)		(3,723)
Total stockholders' equity	9,603		7,977
Noncontrolling interests	7,890	[a]	3,319
Total equity	17,493		11,296
Total liabilities and equity	$42,688		$37,302

a.
Includes additions of $5.1 billion in property, plant, equipment and mine development costs, $1.3 billion in deferred income taxes and $4.6 billion in noncontrolling interests associated with the PT-FI transaction.

V

FREEPORT-McMoRan INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Years Ended
	December 31,
	2018	2017
	(In Millions)
Cash flow from operating activities:
Net income	$2,511	$2,095
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	1,754	1,714
U.S. tax reform benefit	(123)	(393)
Net gain on sales of assets	(208)	(81)
Stock-based compensation	76	71
Net charges for Cerro Verde royalty dispute	371	355
Payments for Cerro Verde royalty dispute	(56)	(53)
Net charges for environmental and asset retirement obligations, including accretion	262	383
Payments for environmental and asset retirement obligations	(239)	(131)
Net charges for defined pension and postretirement plans	82	120
Pension plan contributions	(75)	(174)
Net gain on early extinguishment of debt	(7)	(21)
Deferred income taxes	(55)	76
Loss (gain) on disposal of discontinued operations	15	(57)
Decrease in long-term mill and leach stockpiles	94	224
Other, net	15	(35)
Changes in working capital and other tax payments:
Accounts receivable	649	427
Inventories	(631)	(393)
Other current assets	(28)	(28)
Accounts payable and accrued liabilities	(106)	110
Accrued income taxes and timing of other tax payments	(438)	457
Net cash provided by operating activities	3,863	4,666

Cash flow from investing activities:
Capital expenditures:
North America copper mines	(601)	(167)
South America	(237)	(115)
Indonesia	(1,001)	(875)
Molybdenum mines	(9)	(5)
Other	(123)	(248)
Acquisition of PT Rio Tinto Indonesia	(3,500)	—
Proceeds from sales of:
PT Indonesia Papua Metal dan Mineral	457	—
Other assets	93	72
Intangible water rights and other, net	(97)	17
Net cash used in investing activities	(5,018)	(1,321)

Cash flow from financing activities:
Proceeds from debt	632	955
Repayments of debt	(2,717)	(3,812)
Proceeds from sale of PT-FI shares	3,500	—
Cash dividends paid:
Common stock	(218)	(2)
Noncontrolling interests	(278)	(174)
Other, net	(19)	(22)
Net cash provided by (used in) financing activities	900	(3,055)

Net (decrease) increase in cash, cash equivalents, restricted cash and restricted cash equivalents	(255)	290
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of year	4,710	4,420
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period[a]	$4,455	$4,710

a.	Includes restricted cash and restricted cash equivalents of $238 million at December 31, 2018, and $184 million at December 31, 2017.

VI

FREEPORT-McMoRan INC.
ADJUSTED NET INCOME

Adjusted net income is intended to provide investors and others with information about FCX's recurring operating performance. This information differs from net income attributable to common stock determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. FCX's adjusted net income follows, which may not be comparable to similarly titled measures reported by other companies (in millions, except per share amounts).

	Three Months Ended December 31,
	2018				2017
	Pre-tax		After-tax[a]	Per Share	Pre-tax		After-tax[a]	Per Share
Net income attributable to common stock	N/A		$140	$0.09	N/A		$1,041	$0.71

Cerro Verde royalty dispute[b]	$(399)		$(195)	$(0.13)	$9		$2	$—
PT-FI net charges	(192)	[c]	(94)	(0.07)	—		—	—
Other net charges	(65)	[d]	(36)	(0.02)	(25)	[e]	(15)	(0.01)
Net adjustments to environmental obligations and related litigation reserves	(5)		(5)	—	(157)		(157)	(0.11)
Net gain on sales of assets	82	[f]	82	0.05	15		15	0.01
Net gain on early extinguishment of debt	(1)		(1)	—	13		13	0.01
Net tax credits[g]	N/A		224	0.15	N/A		417	0.29
Gain on discontinued operations	4		4	—	16		16	0.01
	$(576)		$(21)	$(0.02)	$(129)		$291	$0.20

Adjusted net income attributable to common stock	N/A		$161	$0.11	N/A		$750	$0.51

	Years Ended December 31,
	2018				2017
	Pre-tax		After-tax[a]	Per Share	Pre-tax		After-tax[a]	Per Share
Net income attributable to common stock	N/A		$2,257	$1.55	N/A		$1,817	$1.25

Cerro Verde royalty dispute[b]	$(406)		$(195)	$(0.13)	$(348)		$(186)	$(0.13)
Cerro Verde labor agreement	(69)		(22)	(0.02)	—		—	—
PT-FI net charges	(180)	[c]	(88)	(0.06)	—		—	—
Other net charges	(67)	[d]	(38)	(0.02)	(33)	[e]	(27)	(0.02)
PT-FI charges for workforce reductions	—		—	—	(125)	[h]	(66)	(0.04)
Net adjustments to environmental obligations and related litigation reserves	(57)		(57)	(0.04)	(210)		(210)	(0.14)
Net gain on sales of assets	208	[f]	208	0.14	81		81	0.06
Net gain on early extinguishment of debt	7		7	—	21		21	0.01
Interest on tax refunds	30		19	0.01	—		—	—
Net tax credits[g]	N/A		229	0.16	N/A		438	0.30
(Loss) gain on discontinued operations	(15)		(15)	(0.01)	70		62	0.04
	$(549)		$48	$0.03	$(544)		$113	$0.08

Adjusted net income attributable to common stock	N/A		$2,209	$1.52	N/A		$1,704	$1.17

a.	Reflects impact to FCX net income attributable to common stock (i.e., net of any taxes and noncontrolling interests).

b.
Reflects net (charges) adjustments associated with disputed royalties at Cerro Verde for prior years. Net charges for the 2018 periods primarily reflect penalties and interest for the years 2009 through 2013 and consist of charges to production and delivery costs ($14 million), interest expense ($363 million in fourth-quarter 2018 and $370 million for the year 2018) and other expense ($22 million), net of income tax benefits ($28 million in fourth-quarter 2018 and $35 million for the year 2018) and noncontrolling interests ($176 million). Net charges for the year 2017 primarily reflect disputed royalties and related matters for prior years and consists of charges to production and delivery ($203 million), interest expense ($145 million) and income taxes ($7 million), net of noncontrolling interests ($169 million).

c.
Reflects charges in production and delivery of $69 million for surface water tax disputes with the local regional tax authority in Papua, Indonesia, $32 million for assessments of prior period permit fees with Indonesia's Ministry of Environment and Forestry, $72 million for disputed payroll withholding taxes for prior years and other tax settlements, and $62 million to write-off certain previously capitalized project costs for the new Indonesian smelter. These charges were partly offset by inventory adjustments ($43 million in fourth-quarter 2018 and $55 million for the year 2018).

d.
Includes $48 million of depreciation expense at Freeport Cobalt from November 2016 to September 2018 that was suspended while it was classified as held for sale, and other net charges to production and delivery ($6 million in fourth-quarter 2018 and $8 million for the year 2018), selling, general and administrative expense ($4 million), interest expense ($4 million) and other expense ($3 million).

e.
Primarily includes net charges in production and delivery costs ($16 million in fourth-quarter 2017 and $7 million for the year 2017) and interest expense ($8 million). The year 2017 also includes net charges of $17 million in selling, general and administrative expense.

f.
Reflects gains on sales of assets and adjustments to assets no longer classified as held for sale. Also includes fair value adjustments of $(45) million in fourth-quarter 2018 and $31 million for the year 2018 associated with potential contingent consideration related to the 2016 sale of onshore California oil and gas properties. FCX has realized $50 million in contingent consideration for 2018, which is expected to be received in 2019, and would receive additional contingent consideration related to this transaction consisting of $50 million per year for 2019 and 2020 if the price of Brent crude oil averages over $70 per barrel in each of these calendar years.

g.	Refer to "Income Taxes" on page VIII, for further discussion of net tax credits.

h.	Includes charges of $5 million in selling, general and administrative expenses.

VII

FREEPORT-McMoRan INC.
INCOME TAXES

Following is a summary of the approximate amounts used in the calculation of FCX's consolidated income tax provision for the fourth quarters and years 2018 and 2017 (in millions, except percentages):

	Three Months Ended December 31,
	2018				2017
			Income Tax				Income Tax
	Income	Effective	(Provision)		Income	Effective	(Provision)
	(Loss)[a]	Tax Rate	Benefit		(Loss)[a]	Tax Rate	Benefit
U.S.	$13	208%	$(27)	[b,c]	$(25)	148%	$37	[b]
South America	133	56%	(74)		350	41%	(143)
Indonesia	45	67%	(30)	[d]	998	43%	(434)
U.S. tax reform[e]	—	N/A	123		—	N/A	393
Cerro Verde royalty dispute[f]	(399)	N/A	28		9	N/A	(5)
Change in PT-FI tax rates[g]	—	N/A	121		—	N/A	—
Eliminations and other	27	N/A	(5)		(7)	N/A	13
Rate adjustment[h]	—	N/A	33		—	N/A	3
Continuing operations	$(181)	93%	$169		$1,325	10%	$(136)

	Years Ended December 31,
	2018					2017
				Income Tax				Income Tax
	Income	Effective		(Provision)		Income	Effective	(Provision)
	(Loss)[a]	Tax Rate		Benefit		(Loss)[a]	Tax Rate	Benefit
U.S.	$352	7%		$(24)	[b,c]	$41	(156)%	$64	[b]
South America	706	43%		(303)		1,059	41%	(439)
Indonesia	3,027	42%		(1,284)	[d]	2,033	43%	(869)
U.S. tax reform[e]	—	N/A		123		—	N/A	393
Cerro Verde royalty dispute[f]	(406)	N/A		35		(348)	N/A	(7)
Change in PT-FI tax rates[g]	—	N/A		121		—	N/A	—
Eliminations and other	213	N/A		(42)		117	N/A	(25)
Continuing operations	$3,892	35%	[i]	$(1,374)		$2,902	30%	$(883)

a.	Represents income from continuing operations by geographic location before income taxes and equity in affiliated companies' net earnings.

b.
Includes net tax credits for changes in valuation allowances totaling $9 million for the fourth quarter and year 2018 and $24 million for the fourth quarter and year 2017. The year 2018 also includes a tax credit of $5 million associated with the settlement of a state income tax examination. The year 2017 also includes net tax credits of $21 million associated with alternative minimum tax (AMT) credit carryforwards, which are not related to the AMT credits resulting from U.S. tax reform that are presented separately in the above tables and described in footnote e.

c.	Includes a tax charge of $29 million associated with adjustments to the calculation of transition tax resulting from recently released guidance by the U.S. Internal Revenue Service.

d.	Includes a tax credit of $20 million ($17 million net of noncontrolling interest) for adjustment to PT-FI's historical tax positions.

e.
The Tax Cuts and Jobs Act (the Act), which was enacted on December 22, 2017, included significant modifications to U.S. tax laws and created many new complex tax provisions. In December 2018, FCX completed its analysis of the Act and recognized benefits totaling $123 million ($119 million net of noncontrolling interest) for the fourth quarter and year 2018 associated with AMT credit refunds. For the fourth quarter and year 2017, FCX recognized net tax credits associated with the Act totaling $393 million, reflecting the reversal of valuation allowances associated with anticipated refunds of AMT credits over the next four years ($272 million) and a decrease in corporate income tax rates ($121 million).

f.
Reflects net tax credits (charges) for disputed royalties and other related mining taxes. Refer to the supplemental schedule, "Adjusted Net Income," on page VII, for a summary of charges related to disputed royalties at Cerro Verde.

g.	Reflects a tax credit ($108 million net of noncontrolling interest) resulting from the reduction in PT-FI's statutory tax rates in accordance with the IUPK.

h.	In accordance with applicable accounting rules, FCX adjusts its interim provision for income taxes equal to its consolidated tax rate.

i.
The consolidated effective income tax rate is a function of the combined effective tax rates for the jurisdictions in which FCX operates. Accordingly, variations in the relative proportions of jurisdictional income result in fluctuations to FCX's consolidated effective income tax rate. Assuming achievement of current sales volume and cost estimates and average prices of $2.75 per pound for copper, $1,300 per ounce for gold and $12.00 per pound for molybdenum, FCX estimates its consolidated effective tax rate for the year 2019 would approximate 46 percent (comprised of an estimated effective rate of 0% on U.S. income, 38% on Indonesia income and 40% on South America income). Because of FCX’s U.S. tax position, it does not record a financial statement impact for income or losses generated in the U.S.; therefore, the consolidated effective rate is generally higher than the international rates at lower copper prices and lower than international rates at higher prices.

VIII

FREEPORT-McMoRan INC.
DERIVATIVE INSTRUMENTS
For the year 2018, FCX's mined copper was sold 59 percent in concentrate, 21 percent as cathode and 20 percent as rod from North America operations. Substantially all of FCX's copper concentrate and cathode sales contracts provide final pricing in a specified future month (generally one to four months from the shipment date) based primarily on quoted London Metal Exchange (LME) monthly average copper prices. FCX records revenues and invoices customers at the time of shipment based on then-current LME prices, which results in an embedded derivative on provisionally priced concentrate and cathode sales that is adjusted to fair value through earnings each period, using the period-end forward prices, until final pricing on the date of settlement. LME copper settlement prices averaged $2.80 per pound during fourth-quarter 2018 and settled at $2.71 per pound on December 31, 2018. Because a significant portion of FCX's copper concentrate and cathode sales in any quarterly period usually remain subject to final pricing, the quarter-end forward price is a major determinant of the average recorded copper price for the period. FCX's average realized copper price was $2.75 per pound in fourth-quarter 2018.
Following is a summary of the adjustments to prior period and current period provisionally priced copper sales (in millions, except per share amounts):

	Three Months Ended December 31,
	2018			2017
	Prior Period[a]	Current Period[b]	Total	Prior Period[a]	Current Period[b]	Total
Revenues	$(32)	$(36)	$(68)	$104	$110	$214
Net income attributable to common stock	$(15)	$(14)	$(29)	$42	$46	$88
Net income per share of common stock	$(0.01)	$(0.01)	$(0.02)	$0.03	$0.03	$0.06

a.	Reflects adjustments to provisionally priced copper sales at September 30, 2018 and 2017.

b.	Reflects adjustments to provisionally priced copper sales in fourth-quarter 2018 and 2017.

	Years Ended December 31,
	2018			2017
	Prior Period[a]	Current Period[b]	Total	Prior Period[a]	Current Period[b]	Total
Revenues	$(70)	$(240)	$(310)	$81	$408	$489
Net income attributable to common stock	$(31)	$(104)	$(135)	$34	$167	$201
Net income per share of common stock	$(0.02)	$(0.07)	$(0.09)	$0.02	$0.12	$0.14

a.	Reflects adjustments to provisionally priced copper sales at December 31, 2017 and 2016.

b.	Reflects adjustments to provisionally priced copper sales for the years 2018 and 2017.
At December 31, 2018, FCX had provisionally priced copper sales at its copper mining operations totaling 308 million pounds of copper (net of intercompany sales and noncontrolling interests) recorded at an average of $2.71 per pound, subject to final pricing over the next several months. FCX estimates that each $0.05 change in the price realized from the December 31, 2018, provisional price recorded would have an approximate $10 million effect on 2019 net income attributable to common stock. The LME copper price settled at $2.69 per pound on January 23, 2019.

DEFERRED PROFITS
FCX defers recognizing profits on sales from its mining operations to Atlantic Copper and on 25 percent of PT-FI's sales to PT Smelting (PT-FI's 25 percent-owned Indonesian smelting unit) until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net additions (reductions) to net income attributable to common stock totaling $46 million in fourth-quarter 2018, $(21) million in fourth-quarter 2017, $42 million for the year ended 2018 and $(21) million for the year ended 2017. FCX's net deferred profits on its inventories at Atlantic Copper and PT Smelting to be recognized in future periods' net income attributable to common stock totaled $31 million at December 31, 2018. Quarterly variations in ore grades, the timing of intercompany shipments and changes in product prices will result in variability in FCX's net deferred profits and quarterly earnings.

IX

FREEPORT-McMoRan INC.
BUSINESS SEGMENTS
FCX has organized its mining operations into four primary divisions – North America copper mines, South America mining, Indonesia mining and Molybdenum mines, and operating segments that meet certain thresholds are reportable segments. Separately disclosed in the following tables are FCX's reportable segments, which include the Morenci, Cerro Verde and Grasberg (Indonesia Mining) copper mines, the Rod & Refining operations and Atlantic Copper Smelting & Refining.
Intersegment sales between FCX’s business segments are based on terms similar to arms-length transactions with third parties at the time of the sale. Intersegment sales may not be reflective of the actual prices ultimately realized because of a variety of factors, including additional processing, the timing of sales to unaffiliated customers and transportation premiums.
FCX allocates certain operating costs, expenses and capital expenditures to its operating divisions and individual segments. However, not all costs and expenses applicable to an operation are allocated. U.S. federal and state income taxes are recorded and managed at the corporate level (included in Corporate, Other & Eliminations), whereas foreign income taxes are recorded and managed at the applicable country level. In addition, most mining exploration and research activities are managed on a consolidated basis, and those costs along with some selling, general and administrative costs, are not allocated to the operating divisions or individual segments. Accordingly, the following segment information reflects management determinations that may not be indicative of what the actual financial performance of each operating division or segment would be if it was an independent entity.

X

FREEPORT-McMoRan INC.
BUSINESS SEGMENTS (continued)

(In millions)
												Atlantic	Corporate,
	North America Copper Mines			South America Mining								Copper	Other
		Other		Cerro		Other		Indonesia		Molybdenum	Rod &	Smelting	& Elimi-		FCX
	Morenci	Mines	Total	Verde		Mines	Total	Mining		Mines	Refining	& Refining	nations		Total
Three Months Ended December 31, 2018
Revenues:
Unaffiliated customers	$32	$24	$56	$678		$151	$829	$583	[a]	$—	$1,119	$541	$556	[b]	$3,684
Intersegment	415	582	997	79		—	79	(1)		103	7	1	(1,186)		—
Production and delivery	291	468	759	496	[c]	124	620	460	[d]	75	1,125	524	(664)		2,899
Depreciation, depletion and amortization	43	43	86	120		24	144	72		19	3	7	72	[e]	403
Selling, general and administrative expenses	—	1	1	2		—	2	27		—	—	5	67		102
Mining exploration and research expenses	—	1	1	—		—	—	—		—	—	—	32		33
Environmental obligations and shutdown costs	—	—	—	—		—	—	—		—	—	—	13		13
Net gain on sales of assets	—	—	—	—		—	—	—		—	—	—	(82)		(82)
Operating income (loss)	113	93	206	139		3	142	23		9	(2)	6	(68)		316

Interest expense, net	—	1	1	381	[c]	—	381	1		—	—	7	119		509
Provision for (benefit from) income taxes	—	—	—	46	[c]	—	46	(138)	[f]	—	—	—	(77)	[g]	(169)
Total assets at December 31, 2018	2,922	4,608	7,530	8,524		1,707	10,231	16,118		1,796	233	773	6,007		42,688
Capital expenditures	65	123	188	42		7	49	306		3	2	6	26		580

Three Months Ended December 31, 2017
Revenues:
Unaffiliated customers	$60	$58	$118	$754		$166	$920	$1,725	[a]	$—	$1,166	$619	$493	[b]	$5,041
Intersegment	511	588	1,099	148		—	148	—		69	4	—	(1,320)		—
Production and delivery	278	429	707	428		121	549	511		60	1,171	597	(791)		2,804
Depreciation, depletion and amortization	40	55	95	109		24	133	184		18	3	7	17		457
Selling, general and administrative expenses	—	—	—	2		—	2	34		—	—	5	74		115
Mining exploration and research expenses	—	—	—	—		—	—	—		—	—	—	33		33
Environmental obligations and shutdown costs	—	—	—	—		—	—	—		—	—	—	168		168
Net gain on sale of assets	—	—	—	—		—	—	—		—	—	—	(15)		(15)
Operating income (loss)	253	162	415	363		21	384	996		(9)	(4)	10	(313)		1,479

Interest expense, net	1	—	1	25		—	25	3		—	—	5	134		168
Provision for (benefit from) income taxes	—	—	—	148		—	148	434		—	—	1	(447)	[g]	136
Total assets at December 31, 2017	2,861	4,241	7,102	8,878		1,702	10,580	10,911		1,858	277	822	5,752		37,302
Capital expenditures	36	25	61	43		7	50	212		1	1	11	54		390

a.	Includes PT-FI's sales to PT Smelting totaling $122 million in fourth-quarter 2018 and $577 million in fourth-quarter 2017.

b.	Includes revenues from FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.

c.	Includes net charges associated with disputed royalties for prior years. Refer to "Adjusted Net Income" on page VII for a summary of these amounts.

d.
Includes net charges of $192 million primarily associated with surface water tax disputes with the local regional tax authority in Papua, Indonesia, assessments of prior period permit fees with Indonesia's Ministry of Environment and Forestry, disputed payroll withholding taxes for prior years and to write-off certain previously capitalized project costs for the new smelter. These charges were partly offset by inventory adjustments. Refer to "Adjusted Net Income" on page VII for a summary of these amounts.

e.	Includes $48 million of depreciation expense at Freeport Cobalt from November 2016 to September 2018 that was not recorded while it was classified as held for sale.

f.
Includes tax credits totaling $188 million related to the change in PT-FI's tax rates in accordance with its IUPK ($121 million), U.S. tax reform ($47 million) and adjustment to PT-FI's historical tax positions ($20 million).

g.
Includes net tax credits of $76 million in fourth-quarter 2018 and $417 million in fourth-quarter 2017 primarily related to U.S. tax reform. Refer to "Income Taxes," on page VIII, for further discussion.

XI

FREEPORT-McMoRan INC.
BUSINESS SEGMENTS (continued)

(In millions)
												Atlantic	Corporate
	North America Copper Mines			South America Mining								Copper	Other
		Other		Cerro		Other		Indonesia		Molybdenum	Rod &	Smelting	& Elimi-		FCX
	Morenci	Mines	Total	Verde		Mines	Total	Mining		Mines	Refining	& Refining	nations		Total
Year Ended December 31, 2018
Revenues:
Unaffiliated customers	$90	$54	$144	$2,709		$594	$3,303	$5,446	[a]	$—	$5,103	$2,299	$2,333	[b]	$18,628
Intersegment	2,051	2,499	4,550	352		—	352	113		410	31	3	(5,459)		—
Production and delivery	1,183	1,945	3,128	1,887	[c,d]	478	2,365	1,864	[e]	289	5,117	2,218	(3,290)		11,691
Depreciation, depletion and amortization	176	184	360	456		90	546	606		79	11	27	125	[f]	1,754
Selling, general and administrative expenses	3	3	6	9		—	9	123		—	—	21	284		443
Mining exploration and research expenses	—	3	3	—		—	—	—		—	—	—	102		105
Environmental obligations and shutdown costs	—	2	2	—		—	—	—		—	—	—	87		89
Net gain on sales of assets	—	—	—	—		—	—	—		—	—	—	(208)		(208)
Operating income (loss)	779	416	1,195	709		26	735	2,966		42	6	36	(226)		4,754

Interest expense, net	3	1	4	429	[d]	—	429	1		—	—	25	486		945
Provision for (benefit from) income taxes	—	—	—	253	[d]	15	268	1,116	[g]	—	—	1	(11)	[h]	1,374
Capital expenditures	216	385	601	220		17	237	1,001		9	5	16	102		1,971

Year Ended December 31, 2017
Revenues:
Unaffiliated customers	$228	$180	$408	$2,811		$498	$3,309	$4,445	[a]	$—	$4,456	$2,031	$1,754	[b]	$16,403
Intersegment	1,865	2,292	4,157	385		—	385	—		268	26	1	(4,837)		—
Production and delivery	1,043	1,702	2,745	1,878	[d]	366	2,244	1,735	[i]	227	4,467	1,966	(3,118)		10,266
Depreciation, depletion and amortization	178	247	425	441		84	525	556		76	10	28	94		1,714
Selling, general and administrative expenses	2	2	4	9		—	9	126	[i]	—	—	18	320		477
Mining exploration and research expenses	—	2	2	—		—	—	—		—	—	—	91		93
Environmental obligations and shutdown costs	—	—	—	—		—	—	—		—	—	—	244		244
Net gain on sales of assets	—	—	—	—		—	—	—		—	—	—	(81)		(81)
Operating income (loss)	870	519	1,389	868		48	916	2,028		(35)	5	20	(633)		3,690

Interest expense, net	3	1	4	212	[d]	—	212	4		—	—	18	563		801
Provision for (benefit from) income taxes	—	—	—	436	[d]	10	446	869		—	—	5	(437)	[h]	883
Capital expenditures	114	53	167	103		12	115	875		5	4	41	203		1,410

a.	Includes PT-FI's sales to PT Smelting totaling $2.2 billion for the year 2018 and $2.0 billion for the year 2017.

b.	Includes revenues from FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.

c.	Includes nonrecurring charges totaling $69 million associated with Cerro Verde's new three-year collective labor agreement (CLA).

d.	Includes net charges associated with disputed royalties for prior years. Refer to "Adjusted Net Income" on page VII for a summary of these amounts.

e.
Includes net charges of $180 million primarily associated with surface water tax disputes with the local regional tax authority in Papua, Indonesia, assessments of prior period permit fees with Indonesia's Ministry of Environment and Forestry, disputed payroll withholding taxes for prior years and to write-off certain previously capitalized project costs for the new smelter. These charges were partly offset by inventory adjustments. Refer to "Adjusted Net Income" on page VII for a summary of these amounts.

f.	Includes $48 million of depreciation expense at Freeport Cobalt from November 2016 to September 2018 that was not recorded while it was classified as held for sale.

g.
Includes tax credits totaling $188 million related to the change in PT-FI's tax rates in accordance with its IUPK ($121 million), U.S. tax reform ($47 million) and adjustment to PT-FI's historical tax positions ($20 million).

h.	Includes net tax credits of $76 million in 2018 and $438 million in 2017 primarily related to U.S. tax reform. Refer to "Income Taxes," on page VII, for further discussion.

i.	Includes net charges at PT-FI associated with workforce reductions totaling $120 million in production and delivery costs and $5 million in selling, general and administrative expenses.

XII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS

Unit net cash costs (credits) per pound of copper and molybdenum are measures intended to provide investors with information about the cash-generating capacity of FCX's mining operations expressed on a basis relating to the primary metal product for the respective operations. FCX uses this measure for the same purpose and for monitoring operating performance by its mining operations. This information differs from measures of performance determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. These measures are presented by other metals mining companies, although FCX's measures may not be comparable to similarly titled measures reported by other companies.

FCX presents gross profit per pound of copper in the following tables using both a “by-product” method and a “co-product” method. FCX uses the by-product method in its presentation of gross profit per pound of copper because (i) the majority of its revenues are copper revenues, (ii) it mines ore, which contains copper, gold, molybdenum and other metals, (iii) it is not possible to specifically assign all of FCX's costs to revenues from the copper, gold, molybdenum and other metals it produces and (iv) it is the method used by FCX's management and Board to monitor FCX's mining operations and to compare mining operations in certain industry publications. In the co-product method presentations, shared costs are allocated to the different products based on their relative revenue values, which will vary to the extent FCX's metals sales volumes and realized prices change.

FCX shows revenue adjustments for prior period open sales as a separate line item. Because these adjustments do not result from current period sales, these amounts have been reflected separately from revenues on current period sales. Noncash and other costs, which are removed from site production and delivery costs in the calculation of unit net cash (credits) costs, consist of items such as stock-based compensation costs, start-up costs, inventory adjustments, long-lived asset impairments, restructuring and/or unusual charges. As discussed above, gold, molybdenum and other metal revenues at copper mines are reflected as credits against site production and delivery costs in the by-product method. The following schedules are presentations under both the by-product and co-product methods together with reconciliations to amounts reported in FCX's consolidated financial statements.

XIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2018
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$918	$918	$116	$22	$1,056
Site production and delivery, before net noncash
and other costs shown below	666	589	90	13	692
By-product credits	(112)	—	—	—	—
Treatment charges	41	39	—	2	41
Net cash costs	595	628	90	15	733
Depreciation, depletion and amortization (DD&A)	85	77	6	2	85
Noncash and other costs, net	26	24	2	—	26
Total costs	706	729	98	17	844
Other revenue adjustments, primarily for pricing
on prior period open sales	(3)	(3)	—	—	(3)
Gross profit	$209	$186	$18	$5	$209

Copper sales (millions of recoverable pounds)	332	332
Molybdenum sales (millions of recoverable pounds)[a]			9

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.77	$2.77	$11.92
Site production and delivery, before net noncash
and other costs shown below	2.01	1.78	9.25
By-product credits	(0.34)	—	—
Treatment charges	0.12	0.12	—
Unit net cash costs	1.79	1.90	9.25
DD&A	0.26	0.23	0.66
Noncash and other costs, net	0.08	0.07	0.18
Total unit costs	2.13	2.20	10.09
Other revenue adjustments, primarily for pricing
on prior period open sales	(0.01)	(0.01)	—
Gross profit per pound	$0.63	$0.56	$1.83

Reconciliation to Amounts Reported
(In millions)
		Production
	Revenues	and Delivery	DD&A
Totals presented above	$1,056	$692	$85
Treatment charges	(11)	30	—
Noncash and other costs, net	—	26	—
Other revenue adjustments, primarily for pricing
on prior period open sales	(3)	—	—
Eliminations and other	11	11	1
North America copper mines	1,053	759	86
Other mining[c]	3,261	2,804	245
Corporate, other & eliminations	(630)	(664)	72
As reported in FCX's consolidated financial statements	$3,684	$2,899	$403

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.	Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XIV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2017
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,117	$1,117	$70	$28	$1,215
Site production and delivery, before net noncash
and other costs shown below	630	584	52	17	653
By-product credits	(75)	—	—	—	—
Treatment charges	36	34	—	2	36
Net cash costs	591	618	52	19	689
DD&A	94	88	4	2	94
Noncash and other costs, net	22	21	—	1	22
Total costs	707	727	56	22	805
Other revenue adjustments, primarily for pricing
on prior period open sales	7	7	—	—	7
Gross profit	$417	$397	$14	$6	$417

Copper sales (millions of recoverable pounds)	354	354
Molybdenum sales (millions of recoverable pounds)[a]			8

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$3.15	$3.15	$8.48
Site production and delivery, before net noncash
and other costs shown below	1.77	1.64	6.21
By-product credits	(0.21)	—	—
Treatment charges	0.10	0.10	—
Unit net cash costs	1.66	1.74	6.21
DD&A	0.27	0.25	0.50
Noncash and other costs, net	0.06	0.06	0.10
Total unit costs	1.99	2.05	6.81
Other revenue adjustments, primarily for pricing
on prior period open sales	0.02	0.02	—
Gross profit per pound	$1.18	$1.12	$1.67

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$1,215	$653	$94
Treatment charges	(17)	19	—
Noncash and other costs, net	—	22	—
Other revenue adjustments, primarily for pricing
on prior period open sales	7	—	—
Eliminations and other	12	13	1
North America copper mines	1,217	707	95
Other mining[c]	4,651	2,888	345
Corporate, other & eliminations	(827)	(791)	17
As reported in FCX's consolidated financial statements	$5,041	$2,804	$457

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.	Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Year Ended December 31, 2018
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$4,217	$4,217	$376	$90	$4,683
Site production and delivery, before net noncash
and other costs shown below	2,766	2,522	291	52	2,865
By-product credits	(367)	—	—	—	—
Treatment charges	150	144	—	6	150
Net cash costs	2,549	2,666	291	58	3,015
DD&A	359	327	24	8	359
Noncash and other costs, net	94	87	6	1	94
Total costs	3,002	3,080	321	67	3,468
Other revenue adjustments, primarily for pricing
on prior period open sales	(5)	(5)	—	—	(5)
Gross profit	$1,210	$1,132	$55	$23	$1,210

Copper sales (millions of recoverable pounds)	1,426	1,426
Molybdenum sales (millions of recoverable pounds)[a]			32

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.96	$2.96	$11.64
Site production and delivery, before net noncash
and other costs shown below	1.94	1.77	9.03
By-product credits	(0.26)	—	—
Treatment charges	0.11	0.10	—
Unit net cash costs	1.79	1.87	9.03
DD&A	0.25	0.23	0.73
Noncash and other costs, net	0.07	0.06	0.17
Total unit costs	2.11	2.16	9.93
Other revenue adjustments, primarily for pricing
on prior period open sales	—	—	—
Gross profit per pound	$0.85	$0.80	$1.71

Reconciliation to Amounts Reported
(In millions)
		Production
	Revenues	and Delivery	DD&A
Totals presented above	$4,683	$2,865	$359
Treatment charges	(30)	120	—
Noncash and other costs, net	—	94	—
Other revenue adjustments, primarily for pricing
on prior period open sales	(5)	—	—
Eliminations and other	46	49	1
North America copper mines	4,694	3,128	360
Other mining[c]	17,060	11,853	1,269
Corporate, other & eliminations	(3,126)	(3,290)	125
As reported in FCX's consolidated financial statements	$18,628	$11,691	$1,754

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.	Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XVI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Year Ended December 31, 2017
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$4,215	$4,215	$254	$90	$4,559
Site production and delivery, before net noncash
and other costs shown below	2,406	2,256	187	51	2,494
By-product credits	(256)	—	—	—	—
Treatment charges	157	150	—	7	157
Net cash costs	2,307	2,406	187	58	2,651
DD&A	423	397	18	8	423
Noncash and other costs, net	89	86	2	1	89
Total costs	2,819	2,889	207	67	3,163
Other revenue adjustments, primarily for pricing
on prior period open sales	4	4	—	—	4
Gross profit	$1,400	$1,330	$47	$23	$1,400

Copper sales (millions of recoverable pounds)	1,481	1,481
Molybdenum sales (millions of recoverable pounds)[a]			33

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.85	$2.85	$7.80
Site production and delivery, before net noncash
and other costs shown below	1.63	1.52	5.75
By-product credits	(0.17)	—	—
Treatment charges	0.10	0.10	—
Unit net cash costs	1.56	1.62	5.75
DD&A	0.29	0.27	0.54
Noncash and other costs, net	0.06	0.06	0.07
Total unit costs	1.91	1.95	6.36
Other revenue adjustments, primarily for pricing
on prior period open sales	—	—	—
Gross profit per pound	$0.94	$0.90	$1.44

Reconciliation to Amounts Reported
(In millions)
		Production
	Revenues	and Delivery	DD&A
Totals presented above	$4,559	$2,494	$423
Treatment charges	(52)	105	—
Noncash and other costs, net	—	89	—
Other revenue adjustments, primarily for pricing
on prior period open sales	4	—	—
Eliminations and other	54	57	2
North America copper mines	4,565	2,745	425
Other mining[c]	14,921	10,639	1,195
Corporate, other & eliminations	(3,083)	(3,118)	94
As reported in FCX's consolidated financial statements	$16,403	$10,266	$1,714

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.	Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XVII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2018
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$889		$889	$97	$986
Site production and delivery, before net noncash
and other costs shown below	576		525	63	588
By-product credits	(85)		—	—	—
Treatment charges	61		61	—	61
Royalty on metals	2		2	—	2
Net cash costs	554		588	63	651
DD&A	144		130	14	144
Noncash and other costs, net	33	[b]	30	3	33
Total costs	731		748	80	828
Other revenue adjustments, primarily for pricing
on prior period open sales	(14)		(14)	—	(14)
Gross profit	$144		$127	$17	$144

Copper sales (millions of recoverable pounds)	325		325

Gross profit per pound of copper:

Revenues, excluding adjustments	$2.74		$2.74
Site production and delivery, before net noncash
and other costs shown below	1.77		1.61
By-product credits	(0.26)		—
Treatment charges	0.19		0.19
Royalty on metals	0.01		0.01
Unit net cash costs	1.71		1.81
DD&A	0.44		0.40
Noncash and other costs, net	0.10	[b]	0.09
Total unit costs	2.25		2.30
Other revenue adjustments, primarily for pricing
on prior period open sales	(0.05)		(0.05)
Gross profit per pound	$0.44		$0.39

Reconciliation to Amounts Reported
(In millions)
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$986		$588	$144
Treatment charges	(61)		—	—
Royalty on metals	(2)		—	—
Noncash and other costs, net	—		33	—
Other revenue adjustments, primarily for pricing
on prior period open sales	(14)		—	—
Eliminations and other	(1)		(1)	—
South America mining	908		620	144
Other mining[c]	3,406		2,943	187
Corporate, other & eliminations	(630)		(664)	72
As reported in FCX's consolidated financial statements	$3,684		$2,899	$403

a.
Includes silver sales of 1.3 million ounces ($13.59 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.	Includes charges of $14 million ($0.04 per pound of copper) at Cerro Verde associated with disputed royalties for prior years.

c.	Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XVIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2017
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$1,001		$1,001	$77	$1,078
Site production and delivery, before net noncash
and other costs shown below	531		498	48	546
By-product credits	(62)		—	—	—
Treatment charges	68		68	—	68
Royalty on metals	2		2	—	2
Net cash costs	539		568	48	616
DD&A	133		124	9	133
Noncash and other costs, net	6	[b]	7	(1)	6
Total costs	678		699	56	755
Other revenue adjustments, primarily for pricing
on prior period open sales	62		62	—	62
Gross profit	$385		$364	$21	$385

Copper sales (millions of recoverable pounds)	312		312

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.22		$3.22
Site production and delivery, before net noncash
and other costs shown below	1.71		1.60
By-product credits	(0.20)		—
Treatment charges	0.21		0.21
Royalty on metals	0.01		0.01
Unit net cash costs	1.73		1.82
DD&A	0.43		0.40
Noncash and other costs, net	0.02	[b]	0.03
Total unit costs	2.18		2.25
Other revenue adjustments, primarily for pricing
on prior period open sales	0.20		0.20
Gross profit per pound	$1.24		$1.17

Reconciliation to Amounts Reported
(In millions)			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,078		$546	$133
Treatment charges	(68)		—	—
Royalty on metals	(2)		—	—
Noncash and other costs, net	—		6	—
Other revenue adjustments, primarily for pricing
on prior period open sales	62		—	—
Eliminations and other	(2)		(3)	—
South America mining	1,068		549	133
Other mining[c]	4,800		3,046	307
Corporate, other & eliminations	(827)		(791)	17
As reported in FCX's consolidated financial statements	$5,041		$2,804	$457

a.
Includes silver sales of 967 thousand ounces ($16.97 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.	Includes adjustments of $(13) million ($(0.04) per pound of copper) at Cerro Verde associated with disputed royalties for prior years.

c.	Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XIX

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Year Ended December 31, 2018
(In millions)		By-Product		Co-Product Method
		Method		Copper	Other[a]	Total
Revenues, excluding adjustments		$3,593		$3,593	$352	$3,945
Site production and delivery, before net noncash
and other costs shown below		2,244	[b]	2,065	226	2,291
By-product credits		(305)		—	—	—
Treatment charges		243		243	—	243
Royalty on metals		8		7	1	8
Net cash costs		2,190		2,315	227	2,542
DD&A		546		499	47	546
Noncash and other costs, net		79	[c]	75	4	79
Total costs		2,815		2,889	278	3,167
Other revenue adjustments, primarily for pricing
on prior period open sales		(37)		(37)	—	(37)
Gross profit		$741		$667	$74	$741

Copper sales (millions of recoverable pounds)		1,253		1,253

Gross profit per pound of copper:

Revenues, excluding adjustments		$2.87		$2.87
Site production and delivery, before net noncash
and other costs shown below		1.79	[b]	1.65
By-product credits		(0.24)		—
Treatment charges		0.19		0.19
Royalty on metals		0.01		0.01
Unit net cash costs		1.75		1.85
DD&A		0.44		0.40
Noncash and other costs, net		0.06	[c]	0.06
Total unit costs		2.25		2.31
Other revenue adjustments, primarily for pricing
on prior period open sales		(0.03)		(0.03)
Gross profit per pound		$0.59		$0.53

Reconciliation to Amounts Reported
(In millions)				Production
		Revenues		and Delivery	DD&A
Totals presented above		$3,945		$2,291	$546
Treatment charges		(243)		—	—
Royalty on metals		(8)		—	—
Noncash and other costs, net		—		79	—
Other revenue adjustments, primarily for pricing
on prior period open sales		(37)		—	—
Eliminations and other		(2)		(5)	—
South America mining		3,655		2,365	546
Other mining[d]	—	18,099		12,616	1,083
Corporate, other & eliminations	—	(3,126)		(3,290)	125
As reported in FCX's consolidated financial statements		$18,628		$11,691	$1,754

a.
Includes silver sales of 4.5 million ounces ($15.20 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.	Includes nonrecurring charges of $69 million ($0.06 per pound of copper) for Cerro Verde's three-year CLA.

c.	Includes charges of $14 million ($0.01 per pound of copper) at Cerro Verde associated with disputed royalties for prior years.

d.	Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XX

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Year Ended December 31, 2017
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$3,668		$3,668	$267	$3,935
Site production and delivery, before net noncash
and other costs shown below	1,960		1,838	171	2,009
By-product credits	(218)		—	—	—
Treatment charges	272		272	—	272
Royalty on metals	8		7	1	8
Net cash costs	2,022		2,117	172	2,289
DD&A	525		489	36	525
Noncash and other costs, net	241	[b]	224	17	241
Total costs	2,788		2,830	225	3,055
Other revenue adjustments, primarily for pricing
on prior period open sales	41		41	—	41
Gross profit	$921		$879	$42	$921

Copper sales (millions of recoverable pounds)	1,235		1,235

Gross profit per pound of copper:

Revenues, excluding adjustments	$2.97		$2.97
Site production and delivery, before net noncash
and other costs shown below	1.59		1.49
By-product credits	(0.18)		—
Treatment charges	0.22		0.22
Royalty on metals	0.01		0.01
Unit net cash costs	1.64		1.72
DD&A	0.43		0.39
Noncash and other costs, net	0.19	[b]	0.18
Total unit costs	2.26		2.29
Other revenue adjustments, primarily for pricing
on prior period open sales	0.03		0.03
Gross profit per pound	$0.74		$0.71

Reconciliation to Amounts Reported
(In millions)			Production
	Revenues		and Delivery	DD&A
Totals presented above	$3,935		$2,009	$525
Treatment charges	(272)		—	—
Royalty on metals	(8)		—	—
Noncash and other costs, net	—		241	—
Other revenue adjustments, primarily for pricing
on prior period open sales	41		—	—
Eliminations and other	(2)		(6)	—
South America mining	3,694		2,244	525
Other mining[c]	15,792		11,140	1,095
Corporate, other & eliminations	(3,083)		(3,118)	94
As reported in FCX's consolidated financial statements	$16,403		$10,266	$1,714

a.
Includes silver sales of 3.8 million ounces ($16.74 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.	Includes charges of $203 million ($0.16 per pound of copper) at Cerro Verde associated with disputed royalties for prior years.

c.	Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XXI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended December 31, 2018
(In millions)	By-Product		Co-Product Method
	Method		Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$346		$346	$327	$4	$677
Site production and delivery, before net noncash
and other costs shown below	311		159	150	2	311
Gold and silver credits	(343)		—	—	—	—
Treatment charges	37		19	18	—	37
Export duties	27		14	13	—	27
Royalty on metals	26		13	13	—	26
Net cash costs	58		205	194	2	401
DD&A	72		36	35	1	72
Noncash and other costs, net	216	[b]	111	104	1	216
Total costs	346		352	333	4	689
Other revenue adjustments, primarily for pricing
on prior period open sales	(17)		(17)	12	—	(5)
PT Smelting intercompany profit	67		34	33	—	67
Gross profit	$50		$11	$39	$—	$50

Copper sales (millions of recoverable pounds)	127		127
Gold sales (thousands of recoverable ounces)				261

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.72		$2.72	$1,254
Site production and delivery, before net noncash
and other costs shown below	2.44		1.25	576
Gold and silver credits	(2.70)		—	—
Treatment charges	0.29		0.15	68
Export duties	0.21		0.11	50
Royalty on metals	0.21		0.10	50
Unit net cash costs	0.45		1.61	744
DD&A	0.57		0.29	133
Noncash and other costs, net	1.70	[b]	0.87	401
Total unit costs	2.72		2.77	1,278
Other revenue adjustments, primarily for pricing
on prior period open sales	(0.14)		(0.14)	47
PT Smelting intercompany profit	0.54		0.28	127
Gross profit per pound/ounce	$0.40		$0.09	$150

Reconciliation to Amounts Reported
(In millions)			Production
	Revenues		and Delivery	DD&A
Totals presented above	$677		$311	$72
Treatment charges	(37)		—	—
Export duties	(27)		—	—
Royalty on metals	(26)		—	—
Noncash and other costs, net	—		216	—
Other revenue adjustments, primarily for pricing
on prior period open sales	(5)		—	—
PT Smelting intercompany profit	—		(67)	—
Indonesia mining	582		460	72
Other mining[c]	3,732		3,103	259
Corporate, other & eliminations	(630)		(664)	72
As reported in FCX's consolidated financial statements	$3,684		$2,899	$403

a.	Includes silver sales of 284 thousand ounces ($14.69 per ounce average realized price).

b.	Includes net charges of $192 million ($1.51 per pound of copper) primarily associated with the PT-FI divestment transaction, partly offset by inventory adjustments.

c.	Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XXII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash (Credits) Costs

Three Months Ended December 31, 2017
(In millions)	By-Product		Co-Product Method
	Method		Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$1,140		$1,140	$750	$17	$1,907
Site production and delivery, before net noncash
and other costs shown below	477		284	188	5	477
Gold and silver credits	(763)		—	—	—	—
Treatment charges	91		54	36	1	91
Export duties	53		32	21	—	53
Royalty on metals	67		39	28	—	67
Net cash (credits) costs	(75)		409	273	6	688
DD&A	184		110	72	2	184
Noncash and other costs, net	23	[b]	14	9	—	23
Total costs	132		533	354	8	895
Other revenue adjustments, primarily for pricing
on prior period open sales	33		33	(4)	—	29
PT Smelting intercompany loss	(11)		(7)	(4)	—	(11)
Gross profit	$1,030		$633	$388	$9	$1,030

Copper sales (millions of recoverable pounds)	351		351
Gold sales (thousands of recoverable ounces)				584

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.25		$3.25	$1,285
Site production and delivery, before net noncash
and other costs shown below	1.36		0.81	321
Gold and silver credits	(2.18)		—	—
Treatment charges	0.26		0.16	61
Export duties	0.15		0.09	36
Royalty on metals	0.19		0.11	48
Unit net cash (credits) costs	(0.22)		1.17	466
DD&A	0.53		0.31	124
Noncash and other costs, net	0.07	[b]	0.04	16
Total unit costs	0.38		1.52	606
Other revenue adjustments, primarily for pricing
on prior period open sales	0.10		0.10	(6)
PT Smelting intercompany loss	(0.03)		(0.02)	(8)
Gross profit per pound/ounce	$2.94		$1.81	$665

Reconciliation to Amounts Reported
(In millions)			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,907		$477	$184
Treatment charges	(91)		—	—
Export duties	(53)		—	—
Royalty on metals	(67)		—	—
Noncash and other costs, net	—		23	—
Other revenue adjustments, primarily for pricing
on prior period open sales	29		—	—
PT Smelting intercompany loss	—		11	—
Indonesia mining	1,725		511	184
Other mining[c]	4,143		3,084	256
Corporate, other & eliminations	(827)		(791)	17
As reported in FCX's consolidated financial statements	$5,041		$2,804	$457

a.	Includes silver sales of 1.0 million ounces ($16.28 per ounce average realized price).

b.	Includes $8 million ($0.02 per pound of copper) of costs charged directly to production and delivery costs as a result of the impact of workforce reductions.

c.	Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XXIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash (Credits) Costs

Year Ended December 31, 2018
(In millions)	By-Product		Co-Product Method
	Method		Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$3,264		$3,264	$2,967	$57	$6,288
Site production and delivery, before net noncash
and other costs shown below	1,678		871	792	15	1,678
Gold and silver credits	(3,041)		—	—	—	—
Treatment charges	294		153	139	2	294
Export duties	180		93	85	2	180
Royalty on metals	238		122	114	2	238
Net cash (credits) costs	(651)		1,239	1,130	21	2,390
DD&A	606		314	286	6	606
Noncash and other costs, net	242	[b]	126	114	2	242
Total costs	197		1,679	1,530	29	3,238
Other revenue adjustments, primarily for pricing
on prior period open sales	(34)		(34)	17	—	(17)
PT Smelting intercompany profit	56		29	27	—	56
Gross profit	$3,089		$1,580	$1,481	$28	$3,089

Copper sales (millions of recoverable pounds)	1,130		1,130
Gold sales (thousands of recoverable ounces)				2,366

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.89		$2.89	$1,254
Site production and delivery, before net noncash
and other costs shown below	1.48		0.77	335
Gold and silver credits	(2.69)		—	—
Treatment charges	0.26		0.14	59
Export duties	0.16		0.08	36
Royalty on metals	0.21		0.11	48
Unit net cash (credits) costs	(0.58)		1.10	478
DD&A	0.54		0.28	121
Noncash and other costs, net	0.21	[b]	0.11	48
Total unit costs	0.17		1.49	647
Other revenue adjustments, primarily for pricing
on prior period open sales	(0.03)		(0.03)	7
PT Smelting intercompany profit	0.04		0.03	12
Gross profit per pound/ounce	$2.73		$1.40	$626

Reconciliation to Amounts Reported
(In millions)			Production
	Revenues		and Delivery	DD&A
Totals presented above	$6,288		$1,678	$606
Treatment charges	(294)		—	—
Export duties	(180)		—	—
Royalty on metals	(238)		—	—
Noncash and other costs, net	—		242	—
Other revenue adjustments, primarily for pricing
on prior period open sales	(17)		—	—
PT Smelting intercompany profit	—		(56)	—
Indonesia mining	5,559		1,864	606
Other mining[c]	16,195		13,117	1,023
Corporate, other & eliminations	(3,126)		(3,290)	125
As reported in FCX's consolidated financial statements	$18,628		$11,691	$1,754

a.	Includes silver sales of 3.8 million ounces ($15.24 per ounce average realized price).

b.	Includes net charges of $180 million ($0.16 per pound of copper) primarily associated with the PT-FI divestment transaction, partly offset by inventory adjustments.

c.	Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XXIV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Year Ended December 31, 2017
(In millions)	By-Product		Co-Product Method
	Method		Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$2,945		$2,945	$1,952	$49	$4,946
Site production and delivery, before net noncash
and other costs shown below	1,544		919	609	16	1,544
Gold and silver credits	(2,010)		—	—	—	—
Treatment charges	261		156	103	2	261
Export duties	115		68	46	1	115
Royalty on metals	173		98	73	2	173
Net cash costs	83		1,241	831	21	2,093
DD&A	556		331	220	5	556
Noncash and other costs, net	163	[b]	97	64	2	163
Total costs	802		1,669	1,115	28	2,812
Other revenue adjustments, primarily for pricing
on prior period open sales	39		39	9	—	48
PT Smelting intercompany loss	(28)		(17)	(11)	—	(28)
Gross profit	$2,154		$1,298	$835	$21	$2,154

Copper sales (millions of recoverable pounds)	981		981
Gold sales (thousands of recoverable ounces)				1,540

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.00		$3.00	$1,268
Site production and delivery, before net noncash
and other costs shown below	1.57		0.94	396
Gold and silver credits	(2.05)		—	—
Treatment charges	0.27		0.16	67
Export duties	0.12		0.07	30
Royalty on metals	0.17		0.10	47
Unit net cash costs	0.08		1.27	540
DD&A	0.57		0.34	142
Noncash and other costs, net	0.17	[b]	0.10	42
Total unit costs	0.82		1.71	724
Other revenue adjustments, primarily for pricing
on prior period open sales	0.04		0.04	6
PT Smelting intercompany loss	(0.02)		(0.01)	(7)
Gross profit per pound/ounce	$2.20		$1.32	$543

Reconciliation to Amounts Reported
(In millions)			Production
	Revenues		and Delivery	DD&A
Totals presented above	$4,946		$1,544	$556
Treatment charges	(261)		—	—
Export duties	(115)		—	—
Royalty on metals	(173)		—	—
Noncash and other costs, net	—		163	—
Other revenue adjustments, primarily for pricing
on prior period open sales	48		—	—
PT Smelting intercompany loss	—		28	—
Indonesia mining	4,445		1,735	556
Other mining[c]	15,041		11,649	1,064
Corporate, other & eliminations	(3,083)		(3,118)	94
As reported in FCX's consolidated financial statements	$16,403		$10,266	$1,714

a.	Includes silver sales of 3.0 million ounces ($16.56 per ounce average realized price).

b.	Includes $120 million ($0.12 per pound of copper) of costs charged directly to production and delivery costs as a result of workforce reductions.

c.	Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X.

XXV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Three Months Ended December 31,
(In millions)	2018	2017

Revenues, excluding adjustments[a]	$110	$75
Site production and delivery, before net noncash and other costs shown below	73	58
Treatment charges and other	7	6
Net cash costs	80	64
DD&A	19	18
Noncash and other costs, net	2	2
Total costs	101	84
Gross profit (loss)	$9	$(9)

Molybdenum sales (millions of recoverable pounds)[a]	9	8

Gross profit (loss) per pound of molybdenum:

Revenues, excluding adjustments[a]	$12.52	$9.72
Site production and delivery, before net noncash and other costs shown below	8.32	7.46
Treatment charges and other	0.84	0.85
Unit net cash costs	9.16	8.31
DD&A	2.16	2.42
Noncash and other costs, net	0.17	0.23
Total unit costs	11.49	10.96
Gross profit (loss) per pound	$1.03	$(1.24)

Reconciliation to Amounts Reported
(In millions)
		Production
Three Months Ended December 31, 2018	Revenues	and Delivery	DD&A
Totals presented above	$110	$73	$19
Treatment charges and other	(7)	—	—
Noncash and other costs, net	—	2	—
Molybdenum mines	103	75	19
Other mining[b]	4,211	3,488	312
Corporate, other & eliminations	(630)	(664)	72
As reported in FCX's consolidated financial statements	$3,684	$2,899	$403

Three Months Ended December 31, 2017
Totals presented above	$75	$58	$18
Treatment charges and other	(6)	—	—
Noncash and other costs, net	—	2	—
Molybdenum mines	69	60	18
Other mining[b]	5,799	3,535	422
Corporate, other & eliminations	(827)	(791)	17
As reported in FCX's consolidated financial statements	$5,041	$2,804	$457

a.
Reflects sales of the Molybdenum mines' production to FCX's molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX's consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.

b.
Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X. Also includes amounts associated with FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.

XXVI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Years Ended December 31,
(In millions)	2018	2017

Revenues, excluding adjustments[a]	$440	$295
Site production and delivery, before net noncash and other costs shown below	282	220
Treatment charges and other	30	27
Net cash costs	312	247
DD&A	79	76
Noncash and other costs, net	7	7
Total costs	398	330
Gross profit (loss)	$42	$(35)

Molybdenum sales (millions of recoverable pounds)[a]	35	32

Gross profit (loss) per pound of molybdenum:

Revenues, excluding adjustments[a]	$12.36	$9.22
Site production and delivery, before net noncash and other costs shown below	7.92	6.86
Treatment charges and other	0.85	0.85
Unit net cash costs	8.77	7.71
DD&A	2.21	2.39
Noncash and other costs, net	0.19	0.23
Total unit costs	11.17	10.33
Gross profit (loss) per pound	$1.19	$(1.11)

Reconciliation to Amounts Reported
(In millions)
		Production
Year Ended December 31, 2018	Revenues	and Delivery	DD&A
Totals presented above	$440	$282	$79
Treatment charges and other	(30)	—	—
Noncash and other costs, net	—	7	—
Molybdenum mines	410	289	79
Other mining[b]	21,344	14,692	1,550
Corporate, other & eliminations	(3,126)	(3,290)	125
As reported in FCX's consolidated financial statements	$18,628	$11,691	$1,754

Year Ended December 31, 2017
Totals presented above	$295	$220	$76
Treatment charges and other	(27)	—	—
Noncash and other costs, net	—	7	—
Molybdenum mines	268	227	76
Other mining[b]	19,218	13,157	1,544
Corporate, other & eliminations	(3,083)	(3,118)	94
As reported in FCX's consolidated financial statements	$16,403	$10,266	$1,714

a.
Reflects sales of the Molybdenum mines' production to FCX's molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX's consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.

b.
Represents the combined total for FCX's other mining operations as presented in the supplemental schedule, "Business Segments," beginning on page X. Also includes amounts associated with FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.

XXVII